                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                 ELOQUENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        Eloquent common stock, par value $0.001 per share
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        4,622,748(1)
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $0.875 per share of Eloquent, Inc. common stock based on the average of the high and low prices as of the close of business on March 27, 2001
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $4,044,904.50
--------------------------------------------------------------------------------

     (5)  Total fee paid:

           $808.98
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

           N/A
--------------------------------------------------------------------------------

     (7)  Form, Schedule or Registration Statement No.:

           N/A
--------------------------------------------------------------------------------

     (8)  Filing Party:

           N/A
--------------------------------------------------------------------------------

     (9)  Date Filed:

           N/A
--------------------------------------------------------------------------------
------------------------
(1) Assuming a "Trigger Date" (as defined in the Merger Agreement) of March 30, 2001, 4,622,748 shares of Eloquent stock will be issued.

                                 ELOQUENT, INC.
                     2000 ALAMEDA DE LAS PULGAS, SUITE 100
                              SAN MATEO, CA 94403
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

To the Stockholders of Eloquent, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eloquent, Inc., a Delaware corporation ("Eloquent" or the "Company"), will be held on Wednesday, May 23, 2001 at 9:00 a.m. local time at 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403 for the following purposes:

     1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

     2. To consider and vote upon the issuance of shares of Company common stock in the acquisition (the "Merger") contemplated by the Agreement and Plan of Merger and Reorganization, dated October 31, 2000, by and among Rebop Media, Inc. ("Rebop"), the Company, Rebop Acquisition Corp. and certain shareholders of Rebop (the "Merger Agreement").

     3. To amend the Company's 1999 Equity Incentive Plan to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, to increase the sizes of the automatic initial stock option grant and automatic annual stock option grant under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares of Common Stock to 50,000 shares and 10,000 shares of Common Stock, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan, and to grant all current non-employee directors of the Company an option to purchase 50,000 shares of Common Stock.

     4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     5. To transact such other business as may properly come before the meeting, including the approval of any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          R. John Curson
                                          Secretary

San Mateo, California
April   , 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 ELOQUENT, INC.
                     2000 ALAMEDA DE LAS PULGAS, SUITE 100
                              SAN MATEO, CA 94403
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Eloquent, Inc., a Delaware corporation (Eloquent or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 23, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2001 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, ChaseMellon Shareholder Services, L.L.C. No additional compensation will be paid to directors, officers or other regular employees for such services, and as Eloquent's long-term transfer agent, ChaseMellon Shareholders Services, L.L.C. delivers the above-mentioned proxy solicitation services, among other services, as part of its annual fee.

ADJOURNMENT

     Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting, by approval of the holders of a majority of the outstanding shares of Eloquent common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any proxies received by Eloquent will be voted in favor of an adjournment of the Annual Meeting if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the second proposal set forth herein, to approve the Merger, unless the stockholder has voted against such proposal. Thus, proxies voting against the second proposal will not be used to vote for adjournment of the special meeting for the purpose of providing additional time to solicit votes to approve and adopt the second proposal.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001, the Company had outstanding and entitled to vote [NUMBER OF SHARES] shares of Common Stock.

     Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes and to adjourn the meeting.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is January 23, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (no earlier than January 23, 2002 and no later than February 22, 2002, as currently scheduled); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. STOCKHOLDERS WISHING TO SUBMIT ANY SUCH PROPOSALS ARE ALSO ADVISED TO REVIEW THE COMPANY'S BYLAWS, WHICH CONTAIN ADDITIONAL REQUIREMENTS WITH RESPECT TO ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board is presently composed of five members. There is one director in the class whose term of office expires in 2001. The nominee for election to this class is currently a director of the Company who was nominated by the Board to fill a vacancy. If elected at the Annual Meeting, the nominee would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for the nominee and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Sarah M. Nolan has served as a director of Eloquent since March 2001. From September 1999 to February 2001, Ms. Nolan served as the President and Chief Executive Officer of move.com, an Internet company focused on assisting individuals in buying or renting a new residence. In 1999, Ms. Nolan served as Executive-in-Residence at Onset Ventures, a venture capital firm. In 1998, Ms. Nolan served as Chairman of the Board and Chief Executive Officer of Narrowline, an Internet advertising exchange and research company. In 1997, Ms. Nolan served as President and Chief Executive Officer of OptionsLink, LLC, a web and IVR based company that managed employee stock options. From 1992 to 1997, Ms. Nolan served as President of Nolan Consulting Group, a business consulting company. Ms. Nolan holds a B.A. in psychology and anthropology from Rhodes College, Memphis, Tennessee, and an M.B.A. from New York University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Clifford A. Reid, Ph.D. co-founded Eloquent in March 1995 and has served as Eloquent's Chairman of the Board since its inception. In July 2000, Dr. Reid co-founded Rebop Media, Inc., where he is Chief Executive Officer and President. Since November 2000, Dr. Reid has also served as Eloquent's Chief Executive Officer. From March 1995 to January 1999, Dr. Reid served as Chief Executive Officer and President of Eloquent. In April 1988, Dr. Reid co-founded Verity, Inc., a search software products company, where he was Vice President of Engineering from 1988 to 1992 and Executive Vice President from 1992 to 1993. Dr. Reid holds an S.B. in physics from the Massachusetts Institute of Technology, an M.B.A. from Harvard University and a Ph.D. in engineering-economic systems from Stanford University.

     Michael E. Herman has served as a director of Eloquent since November 1999. From 1993 to 2000, Mr. Herman served as President of the Kansas City Royals, a major league baseball team. From 1985 to 1990, Mr. Herman served as the President and Chief Operating Officer of the Ewing Marion Kauffman Foundation, a private foundation. From 1974 to 1990, Mr. Herman served as Executive Vice President and Chief Financial Officer of Marion Laboratories, a pharmaceutical company. Mr. Herman serves on the board of directors of the Kauffman Center for Entrepreneurial Leadership, the Janus Capital Corporation and the Cerner Corporation, and is a trustee of the University of Chicago Graduate School of Business and the Rensselaer Polytechnic Institute. Mr. Herman holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Anthony P. Brenner has served as a director of Eloquent since July 1998. Since January 1998, Mr. Brenner has been a managing director and partner of Crosslink Capital, Inc., a venture capital firm that was formerly the Omega Ventures arm of Robertson, Stephens & Company. From September to December 1997, he was an independent consultant to Omega Ventures. Since January 1989, Mr. Brenner has served as President of Cedar Point Partners, L.P., a private equity investment partnership. From May 1994 to September 1996, Mr. Brenner was Senior Managing Director of Advanta Partners, a venture capital firm affiliated with Advanta Corporation, a financial services company. Mr. Brenner presently serves as a member of the board of directors of Mainspring Communications Inc. and from May 1992 to August 1996 served as a member of the board of directors of Advanta Corporation. Mr. Brenner holds a B.A. in economics from Yale University and an M.B.A. from Stanford University.

     Terry L. Opdendyk has served as a director of Eloquent since October 1995. Mr. Opdendyk has been a partner of ONSET Ventures since 1984. He currently serves as Chairman of ONSET Venture Services Corporation; General Partner of OEA Management, L.P., the General Partner of ONSET Enterprise Associates, L.P.; General Partner of OEA II Management, L.P., the General Partner of ONSET Enterprise Associates II, L.P.; Managing Director of OEA III Management, LLC, the General Partner of ONSET Enterprise Associates III, L.P.; and Managing Director of ONSET IV Management LLC, the General Partner of ONSET IV, L.P. Mr. Opdendyk holds a B.S. in computer science from Michigan State University and an M.S. in computer science from Stanford University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000 the Board held eight meetings and acted by unanimous written consent four times. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention. The Audit Committee is composed of two directors: Terry Opdendyk and Anthony Brenner. It met four times during 2000 and did not act by unanimous written consent. The Company is currently determining which of its other outside directors will join the Audit Committee before June 14, 2001. The Company believes that the current members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards) and that the Company will be in compliance with the NASD requirements for composition of the Audit Committee before June 14, 2001. The Board has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee reviews all aspects of compensation and promotion of officers of the Company and also reviews matters relating to employee compensation generally, including the Company's 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, 2000 Equity Incentive

Plan, and the 1999 Employer Stock Purchase Plan. The Compensation Committee is currently composed of two outside directors: Sarah Nolan and Terry Opdendyk. Kathryn Gould and David Millet served as members of the Compensation Committee until their resignation from the Board on January 24 and March 26, 2001, respectively. The Compensation Committee met three times during fiscal year 2000 and acted by unanimous written consent three times. The Compensation Committee delegated authority to the Non-Officer Stock Option Committee to award stock options to employees who are not officers. The Committee is comprised of the Chief Executive Officer of the Company. It acted by written consent thirteen times.

     During the fiscal year ended December 31, 2000, all directors except Mark Thompson attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Thompson resigned from the Board on December 6, 2000.

                         REPORT OF THE AUDIT COMMITTEE
                 OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.(1)

                              DATED MARCH 30, 2001

To the Board of Directors of Eloquent, Inc.:

     Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2000. In addition, we have discussed the PricewaterhouseCoopers LLP, the independent auditing firm for the Company, the matters required by Statement of Auditing Standards No. 61.

     The Committee also has received the written report, disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board
(ISB) Statement No. 1, and we have reviewed, evaluated and discussed the written report with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Based on the reviews and discussions discussed above, we recommend to the Company's Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K.

                                          AUDIT COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Terry Opdendyk
                                          Anthony Brenner

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                      REPORT OF THE COMPENSATION COMMITTEE
                 OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.(1)

                                 MARCH 30, 2001

     The Compensation Committee is composed of two non-employee directors, currently Sarah Nolan and Terry Opdendyk. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company's 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan and 2000 Non-Qualified Stock Plan. The Compensation Committee annually evaluates the performance and recommends to the entire Board the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

EXECUTIVE COMPENSATION PRINCIPLES

     The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company's stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2000 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, annual cash incentives and stock incentives, an approach consistent with the compensation programs of comparable business software companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the individual and the Company. Cash bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Company's Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company's executive officers, and are intended to further incentivize, as well as reward, the executive officers.

BASE SALARY

     The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, competitive pay practices and the recommendations of the Chief Executive Officer.

ANNUAL CASH INCENTIVES

     The Compensation Committee and the Chief Executive Officer make determinations of annual cash incentives to grant to individual executive officers. The Committee believes that the annual bonus of key employees, including executive officers, should be based on the extent to which Company and individual performance objectives are achieved. The bonuses granted in 2000 were based on this mixture of individual performance and the Company's achievement of optimizing revenues while maintaining prudent management of gross margins and operating expenses.

LONG TERM INCENTIVES

     The Compensation Committee uses the Company's equity incentive plans to further align the interests of stockholders and management by creating common incentives based on the possession by management of a

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

substantial economic interest in the long-term appreciation of the Company's stock. The Compensation Committee approves option grants to the executive officers which are then ratified by the entire Board. The Compensation Committee has adopted a policy to makes grants of stock awards not only to new hires but also to current employees, including executive officers, as a bonus every six months based on the Company's and the individual's performance. In determining the number of restricted stock awards or stock options to be granted to an employee, either initially or as a bonus, the Committee takes into account the employee's position and level of responsibility within the Company, the employee's existing equity holdings, the potential reward to the employee if the stock appreciates in the public market, the incentives to retain the employee's services for the Company, the competitiveness of the employee's overall compensation package and the performance of the employee. Based on a review of this mix of factors for fiscal 2000, the Committee granted incentive stock options to executive officers of the Company, including: Mr. Glazer (100,000 shares), Mr. Curson (152,500 shares), Mr. Laney (166,931 shares) and Mr. Atlas (193,000 shares).

CHIEF EXECUTIVE OFFICER COMPENSATION

     When determining Dr. Reid's compensation as Chief Executive Officer, the Compensation Committee considered the following factors: the most recent compensation of the prior Chief Executive Officer, Dr. Reid's compensation as Chairman of the Company, an informal review of the compensation paid to interim chief executive officer's of other technology companies, the most recent incentive grants to Eloquent's executive officers and the factors utilized in determining the compensation applied to the other executive officers.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1999 Equity Incentive Plan and the 2000 Non-Qualified Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation."

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Terry Opdendyk
                                          Sarah Nolan

                                   PROPOSAL 2

                APPROVAL OF THE ACQUISITION OF REBOP MEDIA, INC.

     The Board has voted to approve an acquisition of Rebop Media, Inc. ("Rebop") pursuant to the Agreement and Plan of Merger and Reorganization, dated October 31, 2000, by and among Eloquent, Rebop, and Rebop Acquisition Corp., a California corporation and a wholly owned subsidiary of Eloquent (the "Merger Agreement"). Under the Merger Agreement, the acquisition would occur through a merger of Rebop into a wholly owned subsidiary of the Company (the "Merger"). On such Merger, the Company would issues shares of Eloquent common stock to the holders of Rebop common stock in exchange for their Rebop common stock and Rebop would become a wholly owned subsidiary of the Company. Clifford Reid is an officer, director and holder of more than five 5% of Eloquent's common stock and is also an officer, director and major shareholder of Rebop. Furthermore, depending upon the value of Eloquent common stock at the time of the Merger, the number of shares of common stock issued might be greater than 20% of the number of shares of outstanding Eloquent common stock. The rules of the National Association of Securities Dealers, the governing body of the Nasdaq National Market, require that Eloquent stockholders approve the Merger because of Dr. Reid's status as an officer and director of both Eloquent and Rebop, because of his ownership interest in both Eloquent and Rebop and because of the possibility of an issuance of common stock in excess of 20% of Eloquent's total outstanding common stock.

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting will be required to approve the Merger.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                               TABLE OF CONTENTS
                                 TO PROPOSAL 2

Summary Term Sheet..........................................   11
Questions and Answers About the Merger......................   11
Terms of the Merger Agreement and the Merger................   13
Financial Statements........................................   16
  Eloquent Selected Historical Financial Data...............   16
  Rebop Selected Historical Financial Data..................   17
  Selected Unaudited Pro Forma Combined Financial Data......   18
  Comparative Per Share Data................................   22
Risk Factors................................................   23
The Companies...............................................   24
  Eloquent, Inc. ...........................................   24
  Rebop Media, Inc. ........................................   24
The Merger..................................................   25
  General Description of the Merger.........................   25
  Eloquent's Reasons for the Merger.........................   25
  Accounting Treatment......................................   26
  Rights of Appraisal.......................................   26
The Merger Agreement........................................   27
  The Merger................................................   27
  Effective Time of the Merger..............................   27
  Manner and Basis of Converting Shares.....................   27
  Manner and Basis of Converting Options....................   27
  Representations and Warranties............................   28
  Covenants.................................................   28
  Conditions to the Merger..................................   30
  Termination of the Merger Agreement.......................   31
  Fees and Expenses.........................................   32
  Escrow and Indemnification................................   32
Shareholder Agreements......................................   32
Regulatory Matters..........................................   32
Past Contacts, Transactions or Negotiations.................   33
Index to Financial Statements of Rebop Media, Inc. .........   34

                               SUMMARY TERM SHEET

     Upon the closing of the Merger, Eloquent will acquire all of the outstanding capital stock of Rebop. Rebop shall cease to exist as a separate entity and shall become a wholly-owned subsidiary of Eloquent. Approximately 10% of the shares of Eloquent common stock issued in the Merger will be placed in escrow for the later of six months or the first business day thereafter to cover any indemnification claims against the selling shareholders.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY IS ELOQUENT PROPOSING TO MERGE WITH REBOP?

A: Eloquent is proposing to merge with Rebop because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, market share, operational efficiencies, technology development, earning power and growth potential than either company would have on its own. Rebop is designing its live video-based Web conferencing product to integrate seamlessly with Eloquent's on-demand business communications server software, the Eloquent Communications Server. We believe this design will enable Eloquent's customers to benefit from a fully integrated live-to-on demand business communications solution.

Q: WHO ARE THE SHAREHOLDERS OF REBOP? IS ANY MEMBER NOT SELLING?

A: The shareholders include Clifford Reid, Kenneth Grant, Charles Anderson, Neil
   Rutta and Brett Johnson (the "Designated Shareholders"). They own 82.9% of the outstanding Rebop common stock, or 66.7% of the outstanding Rebop common stock on an as converted basis, and are selling all of their ownership interest to Eloquent. Eloquent already owns all of the outstanding Rebop Series A Preferred Stock, representing 19.6% of the Rebop common stock on an as converted basis. On completion of the Merger, Rebop will become a wholly owned subsidiary of Eloquent.

Q: WHAT WILL THE SELLING SHAREHOLDERS OF REBOP RECEIVE IN THE MERGER?

A: If the Merger is completed, Rebop shareholders will receive shares of Eloquent common stock for their common stock of Rebop based on an exchange ratio defined in the Merger Agreement (the "Exchange Ratio"). The number of shares of Eloquent common stock to be issued for each share of Rebop common stock depends on the average price per share of the closing of Eloquent common stock over the twenty consecutive trading days ending three days prior to the day Eloquent notifies Rebop it intends to effect the Merger (the "Trigger Date"). As a result, the number of shares of Eloquent common stock the Rebop Designated Shareholders will receive in the Merger will not be known until shortly before the Merger is completed and will fluctuate as the market price of Eloquent common stock goes up or down. Assuming the Trigger Date was March 30, 2001, Eloquent would need to issue 3,889,179 shares of Eloquent Common Stock in exchange for the Rebop common stock and would need to provide 733,569 options in exchange for the outstanding, unexercised Rebop options. We encourage you to obtain current market quotations for the Eloquent common stock, which is listed under "ELOQ" on the Nasdaq National Market. Notwithstanding the above description, Eloquent also has the right to purchase all outstanding capital stock of Rebop for $13,600,000 in cash.

Q: WHAT HAPPENS TO REBOP'S OUTSTANDING STOCK OPTIONS?

A: If the Merger is completed, each of Rebop's outstanding stock option will be assumed by Eloquent. The term, exercisability, vesting schedule and other provisions of the Rebop options shall remain unchanged. The number of shares of Eloquent common stock subject to each assumed option to purchase Rebop common stock, however, shall be equal to the number of shares of Rebop common stock that were subject to such Rebop options multiplied by the Exchange Ratio and the per share exercise price for the Eloquent common stock shall be equal to the exercise price per share of Rebop common stock divided by the Exchange Ratio.

Q: WHY AM I BEING ASKED TO APPROVE THE MERGER?

A: Dr. Reid is an officer, director and holder of more than 5% of Eloquent's common stock and is also an officer, director and Designated Shareholder of Rebop. Furthermore, depending upon the value of Eloquent common stock at the time of the Merger, the number of shares of common stock issued might be greater than 20% of the number of shares of outstanding Eloquent common stock. The rules of the National Association of Securities Dealers, the governing body of the Nasdaq National Market, require that Eloquent stockholders approve the Merger because of Dr. Reid's status as an officer and director of both Eloquent and Rebop, because of his ownership interest in both Eloquent and Rebop and because of the possibility of an issuance of common stock in excess of 20% of Eloquent's total outstanding common stock.

Q: WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement carefully, including its Appendices.
   Then just mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be represented at the Annual Meeting.

Q: WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: If you are a Eloquent stockholder, the failure to return your proxy card could be a factor in failing to establish a quorum for the annual meeting of Eloquent stockholders and, if a quorum is present, will have the same effect as voting against the Merger.

Q: MAY I VOTE IN PERSON?

A: Yes. You may attend the annual meeting of Eloquent stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the record holder. Only holders of record of Common Stock at the close of business on April 2, 2001, however, will be entitled to vote.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy card is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will not be able to vote your shares with respect to the Merger without instructions from you. Please instruct your broker now to vote your shares, following the procedure provided by your broker.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact:

ELOQUENT, INC.                          or   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
Attn: Investor Relations                     Attn: William Dougherty
2000 Alameda de las Pulgas, Suite 100        235 Montgomery Street, 23rd Floor
San Mateo, CA 94403                          San Francisco, CA 94104
(650) 294-6500                               (415) 743-1434

                  TERMS OF THE MERGER AGREEMENT AND THE MERGER

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. TO UNDERSTAND THE MERGER FULLY, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND ITS APPENDICES. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE DETAILED DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

FORWARD-LOOKING INFORMATION

     Certain of the information relating to Eloquent and the combined company contained or incorporated by reference in this Proxy Statement is forward-looking in nature. All statements included or incorporated by reference in this Proxy Statement or made by management of Eloquent other than statements of historical fact regarding Eloquent or the combined company are forward-looking statements. Examples of forward-looking statements include statements regarding Eloquent's or the combined company's future financial results, operating results, product successes, business strategies, projected costs, future products, competitive positions and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the risk factors section of this Proxy Statement. These and many other factors could affect the future financial and operating results of Eloquent or the combined company. These factors could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Eloquent or the combined company.

THE COMPANIES (PAGE 24)

ELOQUENT, INC.
Attn: Investor Relations
2000 Alameda de las Pulgas, Suite 100
San Mateo, CA 94403
(650) 294-6500

     Eloquent is the leader in Web-based rich media business communications solutions. Eloquent products and services quickly and effectively transfer knowledge to large audiences over the Web using synchronized on-demand video, audio, text and graphics. Eloquent solutions improve an organization's ability to deploy knowledge quickly. They reduce time-to-market, increase customer satisfaction, and enable on-demand strategic communications that drive top-line performance -- at a fraction of the cost of traditional methods. Eloquent's full service solution offering includes Web-based player and server software, content production facilities, content and application hosting, and a complete professional services offering. Eloquent's open architecture integrates easily with industry-leading technologies, enterprise applications, and other digital content. Eloquent's worldwide customer base includes over 2,000,000 users across more than 250 companies.

REBOP MEDIA, INC.
60 East Third Ave., #201
San Mateo, CA 94401
Attention: Clifford A. Reid

     Rebop is developing a live video-based Web conferencing solution, which will serve large business audiences. The solution will be designed to integrate seamlessly with Eloquent's on-demand business communications server software, the Eloquent Communications Server, whereby Eloquent's customers will benefit from a fully integrated live-to-on-demand business communications solution.

CONSIDERATION (PAGE 27)

     The shareholders of Rebop will receive a number of shares of Eloquent common stock in exchange for each share of Rebop common stock based on the exchange ratio defined in the Merger Agreement. The shareholders of Rebop will receive cash for any fractional share of Eloquent common stock that they would be entitled to receive. The holders of options to purchase Rebop common stock will have their options assumed by Eloquent. The number of options to purchase Eloquent common stock will be the number of options to purchase Rebop common stock they currently hold multiplied by the exchange ratio, with the exercise price determined by dividing their former exercise price by the exchange ratio.

     The number of shares of Eloquent common stock to be issued for each share of Rebop common stock depends on the average price per share of the closing of Eloquent common stock over the 20 consecutive trading days ending 3 days prior to the day Eloquent notifies Rebop it intends to effect the Merger (the "Trigger Date"). As a result, the number of shares of Eloquent common stock the Rebop Designated Shareholders will receive in the Merger will not be known until shortly before the Merger is completed and will fluctuate as the market price of Eloquent common stock goes up or down. Assuming the Trigger Date was March 30, 2001, Eloquent will need to issue 3,889,179 shares of Eloquent Common Stock in exchange for the Rebop common stock and will need to provide 733,569 options in exchange for the outstanding, unexercised Rebop options. Rebop does not have the right to terminate the Merger Agreement or renegotiate the exchange ratio as a result of market price fluctuations.

     Notwithstanding the above description, Eloquent will have the right to purchase all outstanding shares of capital stock of Rebop for $13,600,000 in cash.

PER SHARE MARKET PRICE INFORMATION

     Eloquent common stock is listed on the Nasdaq National Market. On April   ,
2001, Eloquent common stock closed at $          .

REASONS FOR THE MERGER (PAGE 25)

     The Board approved the Merger based on a number of factors, including the following:

     - Rebop is designing its live video-based Web conferencing product to integrate seamlessly with Eloquent's on-demand business communications server software, the Eloquent Communications Server;

     - the Rebop design will enable Eloquent's customers to benefit from a fully integrated live-to-on demand business communications solution;

     - when combined with Eloquent's hosting and professional services, Rebop's product provides an even broader based communication solution;

     - acquiring Rebop will ensure that Rebop's product will not be licensed to Eloquent's competitors;

     - management believes there is significant synergy in the combination of Eloquent and Rebop; and

     - the Board believes the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, market share, operational efficiencies, technology development, earning power and growth potential than either company would have on its own.

VOTE REQUIRED

     Dr. Reid is an officer, director and holder of more than 5% of Eloquent's common stock and is also an officer, director and Designated Shareholder of Rebop. Furthermore, depending upon the value of Eloquent common stock at the time of the Merger, the number of shares of common stock issued might be greater than 20% of the number of shares of outstanding Eloquent common stock. The rules of the National Association of Securities Dealers, the governing body of the Nasdaq National Market, require that Eloquent stockholders approve the Merger because of Dr. Reid's status as an officer and director of both Eloquent and Rebop, because of his ownership interest in both Eloquent and Rebop and because of the possibility of an issuance of common stock in excess of 20% of Eloquent's total outstanding common stock.

     Approval of the Merger requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method of accounting and accordingly the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the Closing Date. Because of certain accounting requirements, Eloquent already includes Rebop's operating results within its own financial statements.

TAX CONSEQUENCES

     It is a condition to the respective obligations of Eloquent and Rebop to consummate the Merger that each company receive an opinion from legal counsel substantially to the effect that the exchange of shares of Rebop common stock for shares of Eloquent common stock in the Merger will be tax-free to Rebop shareholders for federal income tax purposes. Cash received by selling stockholders instead of fractional shares of Eloquent common stock or in exchange for Rebop common stock in exchange for Rebop stock pursuant to the exercise of dissenters' rights under the Delaware General Corporation Law will result in the recognition of gain or loss for federal income tax purposes.

     Notwithstanding the above description, if Eloquent elects to purchase the outstanding Rebop shares with cash, the transaction shall become a taxable transaction.

RECOMMENDATIONS TO ELOQUENT STOCKHOLDERS (PAGE 25)

     The Board believes that the Merger is advisable and fair to you and in your best interests. The Board unanimously recommends that you vote "FOR" the issuance of shares of Eloquent common stock in the Merger.

CONDITIONS TO THE MERGER (PAGE 30)

     The obligations of both Eloquent and Rebop to complete the Merger are subject to the satisfaction of many conditions, including Rebop's successful installation of its live webcasting software product on at least 3 customer Websites and the Eloquent Board's subsequent determination that the Merger is in the best interest of Eloquent and its stockholders. Rebop has installed its live webcasting software product on 2 customer Websites and expects to conduct its third installation soon. Rebop, however, does not know when it will be able to make its formal notification of 3 successful installations.

TERMINATION OF THE MERGER AGREEMENT (PAGE 31)

     Eloquent may terminate the Merger Agreement if Eloquent determines that the conditions to closing cannot be timely satisfied or if the closing has not taken place within 120 days of the Trigger Date. Rebop may terminate the Merger Agreement if Eloquent has not sent notice that it intends to effect the Merger within fifteen days of the Trigger Date, if Rebop determines that the conditions to closing cannot be timely satisfied or if the closing has not taken place within 120 days of the Trigger Date. Eloquent and Rebop may also mutually agree to terminate the Merger Agreement. Rebop and the Designated Shareholders have no independent right to terminate the Merger Agreement.

LIMITATION ON CONSIDERING OTHER ACQUISITION PROPOSALS (PAGE 29)

     Rebop and the Designated Shareholders have agreed not to consider a business combination or other similar transaction with another party while the Merger is pending.

                                 ELOQUENT, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------
                                         1996       1997        1998        1999        2000
                                        -------    -------    --------    --------    --------
Total Revenue.........................  $   944    $ 3,925    $  7,743    $ 12,492    $ 14,847
Gross Margin..........................  $   539    $   158    $  1,418    $  5,110    $  5,899
Loss from operations..................  $(1,563)   $(6,348)   $ (9,957)   $(14,741)   $(35,500)
Net loss before extraordinary item and
  cumulative effect of accounting
  change..............................  $(1,535)   $(6,369)   $(10,008)   $(16,615)   $(36,299)
Extraordinary loss on extinguishment
  of debt.............................  $    --    $    --    $     --    $     --    $ (7,453)
Cumulative effect of accounting
  change -- beneficial conversion
  feature.............................  $    --    $    --    $     --    $     --    $ (7,500)
Net loss..............................  $(1,535)   $(6,369)   $(10,008)   $(16,615)   $(51,252)
Basic and diluted net loss per share:
  Net loss before extraordinary item
     and cumulative effect of
     accounting change................  $ (1.97)   $ (4.59)   $  (4.74)   $  (5.47)   $  (2.36)
  Net loss............................  $ (1.97)   $ (4.59)   $  (4.74)   $  (5.47)   $  (3.33)
Weighted average shares, basic and
  diluted.............................      781      1,388       2,111       3,036      15,381

                                                             DECEMBER 31,
                                        ------------------------------------------------------
                                         1996       1997        1998        1999        2000
                                        -------    -------    --------    --------    --------
BALANCE SHEET DATA:
Cash and cash equivalents and short
  term investments....................  $ 2,280    $ 4,016    $  6,661    $ 17,174    $ 40,456
Working capital.......................    2,124      2,551       4,164      12,706      34,031
Total assets..........................    3,124      8,073      11,461      25,265      49,593
Long-term obligations and subordinated
  notes...............................      189      1,271       1,254       9,254         230
Total stockholders' equity............    2,455      3,589       5,356       7,688      39,800

                               REBOP MEDIA, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  PERIOD FROM
                                                                 JULY 10, 2000
                                                              (DATE OF INCEPTION)
                                                              TO DECEMBER 31, 2000
                                                              --------------------
STATEMENT OF OPERATION DATA:
Loss from operations........................................        $   604
Net loss....................................................        $   604
Basic and diluted net loss per share........................        $ (0.10)
Weighted average shares, basic and diluted..................          6,150

                                                              DECEMBER 31, 2000
                                                              -----------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................       $   922
Working capital.............................................           861
Total assets................................................         1,040
Convertible preferred stock.................................         1,500
Total stockholders' deficit.................................          (553)

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

OVERVIEW

     The estimated purchase price of the proposed acquisition of the outstanding shares of common stock of Rebop is $5.2 million, which includes estimated acquisition costs of $250,000 and the initial investment in the Series A preferred stock of $1.5 million, and is based on the issuance of approximately
3.9 million shares of Eloquent's common stock. The transaction is to be accounted for under the purchase method of accounting. The excess of the purchase price over the relevant proportion of the fair value of the assets acquired of approximately $4.3 million has been allocated to acquired technology. This purchase price allocation, which is based on management's best estimates, is preliminary and subject to change.

     The following selected unaudited pro forma combines financial statement of operations for the year ended December 31, 2000 gives effect to the acquisition as if it had occurred on July 10, 2000, the date of inception of Rebop.

     The following selected unaudited pro forma combined balance sheet as at December 31, 2000 gives effect to acquisition of Rebop as if it had occurred on December 31, 2000.

     The selected unaudited pro form combined statement of operations is not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the date of inception of Rebop and should not be construed as being representative of future operating results.

     The historical financial statements of Rebop are included elsewhere in this proxy statement.

                                 ELOQUENT, INC.

              SELECTED UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                             DECEMBER 31, 2000
                                             --------------------------------------------------
                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                   ---------------    ELOQUENT
                                             ELOQUENT    REBOP     (A)       (C)      PRO FORMA
                                             --------    ------    ----    -------    ---------
                                                               (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents................  $  4,519    $  923    $ --    $    --    $  5,442
  Short-term investments...................    35,937        --      --         --      35,937
  Accounts receivable, net.................     2,768        --      --         --       2,768
  Deferred production costs................       147        --      --         --         147
  Prepaid expenses.........................       223        32      --         --         255
                                             --------    ------    ----    -------    --------
     Total current assets..................    43,594       955      --         --      44,549
Property and equipment, net................     3,348        85      --         --       3,433
Acquired technology........................        --        --      --      4,256       4,256
Deferred charges...........................        14        --      --         --          14
Long-term investments......................       750        --      --         --         750
Other assets...............................     1,887        --     604     (1,540)        951
                                             --------    ------    ----    -------    --------
     Total assets..........................  $ 49,593    $1,040    $604    $ 2,716    $ 53,953
                                             --------    ------    ----    -------    --------
LIABILITIES, CONVERTIBLE PREFERRED STOCK
  AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and other liabilities...  $  7,726    $   94    $ --    $   210    $  8,030
  Capital lease obligation -- current
     portion...............................       709        --      --         --         709
  Deferred revenue.........................     1,128        --      --         --       1,128
                                             --------    ------    ----    -------    --------
     Total current liabilities.............     9,563        94      --        210       9,867
Capital lease obligation, net of current
  portion..................................       230        --      --         --         230
                                             --------    ------    ----    -------    --------
                                                9,793        94      --        210      10,097
                                             --------    ------    ----    -------    --------
Convertible preferred stock................        --     1,500      --     (1,500)         --
                                             --------    ------    ----    -------    --------
Stockholders' equity (deficit):
  Common stock.............................        18         6      --         (1)         23
  Unearned stock-based compensation........    (2,462)      (45)     89         45      (2,373)
  Other comprehensive income...............       193        --      --         --         193
  Additional paid-in-capital...............   128,150        89     (89)     3,358     131,508
  Accumulated deficit......................   (86,099)     (604)    604        604     (85,495)
                                             --------    ------    ----    -------    --------
     Total stockholders' equity
       (deficit)...........................    39,800      (554)    604      4,006      43,856
                                             --------    ------    ----    -------    --------
Total liabilities, convertible preferred
  stock and stockholders' equity
  (deficit)................................  $ 49,593    $1,040    $604    $ 2,716    $ 53,953
                                             ========    ======    ====    =======    ========

                                 ELOQUENT, INC.

         SELECTED UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                        YEAR ENDED DECEMBER 31, 2000
                                              ------------------------------------------------
                                                                     PRO FORMA
                                                                    ADJUSTMENTS
                                                                   --------------    ELOQUENT
                                              ELOQUENT    REBOP     (A)      (B)     PRO FORMA
                                              --------    -----    -----    -----    ---------
                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenue.....................................  $ 14,847    $  --    $  --    $  --    $ 14,847
Cost of revenue.............................     8,948       --       --      674       9,622
                                              --------    -----    -----    -----    --------
Gross margin................................     5,899       --       --     (674)      5,225
                                              --------    -----    -----    -----    --------
Operating expenses:
  Research and development..................     5,965      386     (604)      --       5,747
  Sales and marketing.......................    21,343       --       --       --      21,343
  General and administrative................     7,618      218       --       --       7,836
  Restructuring expense.....................     4,015       --       --       --       4,015
  Impairment charge.........................     2,458       --       --       --       2,458
                                              --------    -----    -----    -----    --------
     Total operating expenses...............    41,399      604     (604)      --      41,399
                                              --------    -----    -----    -----    --------
Loss from operations........................   (35,500)    (604)     604     (674)    (36,174)
Interest expense and other expenses.........    (1,500)      (4)      --       --      (1,504)
Impairment of investment....................    (2,250)      --       --       --      (2,250)
Interest and other income...................     2,951        4       --       --       2,955
                                              --------    -----    -----    -----    --------
Loss before extraordinary item and
  cumulative effect of accounting charge....   (36,299)    (604)     604     (674)    (36,973)
Extraordinary loss on extinguishment of
  debt......................................    (7,453)      --       --       --      (7,453)
                                              --------    -----    -----    -----    --------
Loss before cumulative effect of accounting
  charge....................................   (43,752)      --       --     (674)    (44,426)
Cumulative effect of accounting charge --
  beneficial conversion feature.............    (7,500)      --       --       --      (7,500)
                                              --------    -----    -----    -----    --------
Net loss....................................  $(51,252)   $(604)   $ 604    $(674)   $(51,926)
                                              ========    =====    =====    =====    ========
Pro Forma basic and diluted net loss per
  share.....................................  $  (3.33)                              $  (3.01)
                                              --------                               --------
Number of shares used in calculation of pro
  forma basic and diluted net loss per
  share.....................................  $ 15,381                                 17,228
                                              ========                               ========

     The following adjustments were applied to the historical financial statements to arrive at the pro forma financial information:

          (A) The pro forma Eloquent balance sheet and statement of operations for the year ended December 31, 2000 were adjusted to exclude the amounts already recorded in the historical financial statements of Eloquent with regard to Rebop.

          (B) The pro forma Eloquent statement of operations for the year ended December 31, 2000 were adjusted to record the amortization of acquired technology related to Eloquent's acquisition of Rebop as if the transaction had occurred on July 10, 2000 (date of inception of Rebop). The estimated amortization expense of $674,000 is based on an amortization period of three years.

          (C) The pro forma Eloquent balance sheet as at December 31, 2000 related to Eloquent's acquisition of Rebop as if the transaction had occurred on December 31, 2000.

                           COMPARATIVE PER SHARE DATA

     The following tabulation reflects (a) the historical net loss and book value per share of Eloquent common stock in comparison with the pro forma net loss and book value per share after giving effect to the proposed Merger with Rebop and (b) the historical net loss and book value per share of Rebop in comparison with the equivalent pro forma net loss and book value per share attributable to 0.632 shares of Eloquent common stock which will be received for each unit of Rebop, (being the exchange ratio assuming the merger occurred on March 30, 2001). The information presented in this tabulation should be read in conjunction with the selected pro forma combined financial statements and the separate financial statements of the respective companies and the notes thereto.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Eloquent
Net loss:
  Historical................................................     $(3.33)
  Pro forma.................................................     $(3.01)
Book value:
  Historical................................................     $ 2.23
  Pro forma.................................................     $ 2.02
Rebop
Net loss:
  Historical................................................     $(0.10)
  Equivalent pro forma(1)...................................     $(0.16)
Book value:
  Historical................................................     $(0.09)
  Equivalent pro forma(1)...................................     $(0.14)

---------------
(1) Pro forma amounts based on the exchange ratio of 0.632 of a share.

                                  RISK FACTORS

     You should consider the following factors in evaluating whether to approve the issuance of shares of Eloquent common stock in the Merger and the principal terms of the Merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this proxy statement.

RISKS RELATED TO THE ACQUISITION

IF ELOQUENT AND REBOP ARE NOT SUCCESSFUL IN INTEGRATING THEIR ORGANIZATIONS, THE COMBINED COMPANY MAY BE UNABLE TO OPERATE EFFICIENTLY AFTER THE MERGER.

     The combined company's ability to operate efficiently after the Merger will depend in part on the integration of Eloquent's and Rebop's operations and personnel in a timely and efficient manner. In order for the combined company to provide enhanced and more valuable content and services to its customers after the Merger, the combined company will need to integrate its operations, technology and content. Successful integration of the two companies' operations, technology and content requires coordination of different development and engineering teams. This may be difficult and unpredictable. If the two companies cannot successfully integrate their operations, technology and personnel, the combined company may not be able to operate efficiently or realize the expected the expected benefits of the Merger.

EFFORTS TO INTEGRATE ELOQUENT AND REBOP MAY DIVERT MANAGEMENT'S ATTENTION AWAY FROM DAY-TO-DAY OPERATIONS.

     The integration of Eloquent's and Rebop's operations and personnel may place a significant burden on the combined company's management and other internal resources. The diversion of management attention and any difficulties encountered in the transition and integration process could prevent the combined company from operating efficiently.

FAILURE TO RETAIN KEY EMPLOYEES COULD DIMINISH THE ANTICIPATED BENEFITS OF THE MERGER.

     The successful combination of Eloquent and Rebop will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, unique technical skills or management expertise. The combined company may be unable to retain Rebop technical personnel that are critical to the successful integration of Eloquent and Rebop, resulting in disruption of operations, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs and otherwise diminishing anticipated benefits of the Merger.

FAILURE TO COMPLETE THE MERGER COULD CAUSE A DECREASE IN THE VALUE OF ELOQUENT STOCK.

     If the Merger is not completed for any reason, the value of Eloquent stock may decline due to any or all of the following potential consequences:

     - costs related to the Merger, such as legal, accounting and financial advisor fees, must be paid even if the Merger is not completed; and

     - Eloquent may have difficulty in retaining its key management, technical and sales personnel.

     In addition, if the Merger is not completed and the Board determines to seek another business combination, Eloquent may be unable to find a partner willing to accept an equivalent or lower price than that which Rebop has agreed to receive in the Merger, which could further depress the value of Eloquent stock.

                                 THE COMPANIES

ELOQUENT, INC.

     Eloquent is the leader in Web-based rich media business communications solutions. Eloquent products and services quickly and effectively transfer knowledge to large audiences over the Web using synchronized on-demand video, audio, text and graphics. Eloquent solutions improve an organization's ability to deploy knowledge quickly. They reduce time-to-market, increase customer satisfaction, and enable on-demand strategic communications that drive top-line performance -- at a fraction of the cost of traditional methods. Eloquent's full service solution offering includes Web-based player and server software, content production facilities, content and application hosting, and a complete professional services offering. Eloquent's open architecture integrates easily with industry-leading technologies, enterprise applications, and other digital content. Eloquent's worldwide customer base includes over 2 million users across more than 250 companies.

REBOP MEDIA, INC.

     Rebop Media, Inc. is developing a live video-based Web conferencing solution, which will serve large business audiences. The solution will be designed to integrate seamlessly with Eloquent's on-demand business communications server software, the Eloquent Communications Server, whereby Eloquent's customers will benefit from a fully integrated live-to-on-demand business communications solution.

  Market Price of Rebop's Stock

     There is no established public trading market for any class of common equity.

  Holders of Rebop Stock

     As of March 8, 2001, there are eight common stock holders and one preferred stock holder.

  Dividends of Rebop's Stock

     To date, Rebop Media, Inc. has not declared any dividends.

  Rebop's Management's Discussion and Analysis

     Rebop Media, Inc. was incorporated on July 10, 2000, to develop a live video-based Web conferencing solution, which will serve large business audiences. The solution will be designed to integrate seamlessly with Eloquent, Inc.'s on-demand business communications server software, the Eloquent Communications Server, whereby Eloquent, Inc. customers will benefit from a fully integrated live-to-on-demand business communications solution.

     The company's fiscal year ends on June 30, 2001. During the period from inception to December 31, 2000, the company's operating activities were focused on developing its product, recruiting personnel and raising capital. During that period, the company incurred expenses and generated no revenue. The company raised $1,500,000 of capital in October 2000 as a result of an equity financing by an issuance of Series A Preferred stock to Eloquent, Inc. As of December 31, 2000, Rebop had a cash balance of approximately $922,000.

  Recent Accounting Pronouncements

     In June 1998, the FASB Issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133 an amendment of FASB Statement No. 133. SFAS No. 137 defers the application of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000; however, early application is encouraged. Rebop will adopt SFAS No. 133 for the 2001 fiscal year but does not expect such adoption to materially affect the financial statement presentation.

                                   THE MERGER

     THE DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT CONTAINED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE FULL TEXT OF WHICH, WITH THE EXHIBITS THERETO, IS ATTACHED HERETO AS APPENDIX B AND INCORPORATED HEREIN BY THIS REFERENCE (THE "MERGER AGREEMENT"). WE ENCOURAGE YOU TO READ THE ENTIRE MERGER AGREEMENT CAREFULLY.

GENERAL DESCRIPTION OF THE MERGER

     Upon receipt of a written notification that Rebop has installed its live webcasting software product on at least three customer Websites (the "Notification Date"), Eloquent shall have fifteen (15) days to reach a decision and notify Rebop in writing that they intend to consummate the transaction described in the Merger Agreement (the "Trigger Notice"). The date the Trigger Notice is sent to Rebop is referred to herein as the "Trigger Date". On the closing of the Merger, Eloquent will acquire all of the outstanding capital stock of Rebop. Approximately ten percent of the Eloquent shares issued in the Merger will be placed in escrow for the later of six months or the first business day thereafter to cover any indemnification claims against the Designated Shareholders.

ELOQUENT'S REASONS FOR THE MERGER

     The following discussion of Eloquent's reasons for the Merger contains a number of forward-looking statements that reflect the current views of Eloquent with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary -- Forward Looking Information" and "Risk Factors."

     Eloquent's primary reasons for seeking to acquire a controlling interest in Rebop is the belief of the Board and management that the Merger would result in a number of benefits, including:

     - Rebop is designing its live video-based Web conferencing product to integrate seamlessly with Eloquent's on-demand business communications server software, the Eloquent Communications Server;

     - the Rebop design will enable Eloquent's customers to benefit from a fully integrated live-to-on demand business communications solution;

     - when combined with Eloquent's hosting and professional services, Rebop's product provides an even broader based communication solution;

     - acquiring Rebop will ensure that Rebop's product will not be licensed to Eloquent's competitors;

     - management believes there is significant synergy in the combination of Eloquent and Rebop; and

     - the Board believes the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, market share, operational efficiencies, technology development, earning power and growth potential than either company would have on its own.

     The Board has determined that the Merger is in the best interests of Eloquent and its stockholders. In reaching its determination, the Board considered a number of factors, including the factors discussed above and listed below. The Board's conclusions with respect to each of these factors supported its determination that the Merger and the issuance of shares of Eloquent common stock in the Merger were fair to, and in the best interests of, Eloquent and its stockholders.

     The Board also considered a number of potentially negative factors in its deliberations concerning the Merger. The negative factors considered by the Board included:

     - the risk that the Merger might not be completed in a timely manner or at all;

     - the potential dilutive effect on Eloquent's common stock;

     - the general difficulties of integrating operations;

     - the possibility that the Merger might limit other company transactions;

     - the other risks and uncertainties discussed above under "Risk Factors".

     The foregoing discussion of information and factors considered by the Board is not intended to be exhaustive but is believed to include all material factors considered by the Board. In view of the wide variety of factors considered by the Board, the Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Board unanimously agreed that the Merger Agreement and the Merger were fair to, and in the best interests of, Eloquent and its stockholders and that Eloquent should proceed with the Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method of accounting and accordingly the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the Closing Date.

RIGHTS OF APPRAISAL

     Under Delaware corporate law, Eloquent stockholders are not entitled to dissenters' rights of appraisal with respect to the Merger.

                              THE MERGER AGREEMENT

THE MERGER

     The Merger Agreement provides that, on the closing of the Merger, Eloquent will own all of the outstanding shares of capital stock of Rebop. Rebop will cease to exist as a separate entity and become a wholly owned subsidiary of Eloquent. Approximately ten percent of the Eloquent shares issued in the Merger will be placed in escrow for a maximum of six months to cover any indemnification claims against the Designated Shareholders.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective when a certificate of merger is filed with the Secretary of State of the State of California (the "Effective Time")

MANNER AND BASIS OF CONVERTING SHARES

     The Merger Agreement provides that at the Effective Time of the Merger, each share of capital stock of Rebop then outstanding (other than dissenting shares and shares held by Rebop or Eloquent) will be converted into the right to receive that number of shares of Eloquent common stock calculated in accordance with the following exchange ratio:

                                                                            LOGO

where:
                P          =    The average of the closing sale prices of a share of
                                Eloquent Common Stock as reported on the Nasdaq National
                                Market for each of the twenty (20) consecutive trading days ending three (3) days prior to the Trigger Date, (the "Final
                                Share Price");
                   Common  =    the total number of shares of Rebop common stock outstanding as of the Effective Time;
                 Options   =    the total number of shares of Rebop common stock issuable on exercise of all unexercised Rebop Options as of the
                                Effective Time (without regard to vesting restrictions); and
                Preferred  =    the total number of shares of Rebop Preferred Stock
                                outstanding as of the Effective Time.

     Notwithstanding the above description, Eloquent has the right to purchase all outstanding shares of capital stock of Rebop for $13,600,000 in cash.

MANNER AND BASIS OF CONVERTING OPTIONS

     The Merger Agreement provides that at the Effective Time of the Merger, Eloquent will assume each of Rebop's outstanding options to purchase the common stock of Rebop. The number of shares of Eloquent common stock subject to each assumed option to purchase Rebop common stock shall be equal to the number of shares of Rebop common stock that were subject to such Rebop options multiplied by the Exchange Ratio and the per share exercise price for the Eloquent common stock shall be equal to the exercise price per share of Rebop common stock divided by the Exchange Ratio. The term, exercisability, vesting schedule and other provisions of the Rebop options shall remain unchanged.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of Eloquent, Rebop, and the Designated Shareholders of Rebop relating to, among other things, certain aspects of the respective businesses and assets of the parties and other matters. The representations and warranties will expire six months after the closing of the Merger.

COVENANTS

  Affirmative Covenants of Rebop and the Designated Shareholders of Rebop

     Rebop and the Designated Shareholders of Rebop have agreed that during the period from the date of the Merger Agreement through the Effective Time, they will:

     - upon reasonable notice, provide Eloquent with access to and copies of the books, records, tax returns and other documents of Rebop and copies of those items as necessary;

     - conduct its business and operations only in the ordinary course and in accordance with past practices, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees, maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with it, keep in full force all insurance policies, and report regularly to Eloquent concerning Rebop's business; and

     - promptly notify Eloquent of the occurrence or discovery of any event, condition, fact or circumstance that caused, constitutes or could possibly cause or constitute an inaccuracy in or breach of any representation, warranty, covenant, or obligation made by or entered into by Rebop or the Designated Shareholders in connection with the Merger.

  Negative Covenants of Rebop and the Designated Shareholders of Rebop

     Rebop and the Designated Shareholders of Rebop have agreed that during the period from the date of the Merger Agreement through the Effective Time, they will not without prior written consent:

     - subject to exceptions, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     - subject to exceptions, sell, issue, or authorize the issuance of any capital stock or security, option or right to acquire any capital stock or security, or any instrument convertible into or exchangeable for any capital stock or security;

     - subject to exceptions, amend Rebop's articles of incorporation or bylaws;

     - subject to exceptions, effect or become a party to any acquisition, consolidation, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     - form any subsidiary or acquire any equity interest or other interest in any other entity;

     - amend or waive any of its rights under, or permit the acceleration of vesting under (i) any provision of its current equity incentive plan,
       (ii) any provision of any agreement evidencing any outstanding options to purchase Rebop shares, or (iii) any provision of any restricted stock purchase agreement; or

     - agree or commit to take any of the actions described in the above clauses.

     Rebop and the Designated Shareholders of Rebop have agreed that during the period from the Trigger Date through the Effective Time, Rebop will not, without prior written consent:

     - change any of its methods of accounting or accounting practices in any material respect;

     - make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Rebop during the period from the Trigger Date through the Effective Time, do not exceed $10,000 per month;

     - enter into, permit itself or any of the assets owned or used by it to become bound by, amend or terminate any material contract;

     - subject to exceptions, acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person other than in the ordinary course of business;

     - subject to exceptions, lend money to any person or incur or guarantee any indebtedness;

     - establish, adopt, or amend any employee benefit plan, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     - hire any employee;

     - make any tax election;

     - commence or settle any legal proceeding; or

     - agree or commit to take any of the actions described in the above clauses.

  Prohibition of Negotiation

     Rebop is prohibited from providing any information regarding Rebop or its business or operations to any party. Furthermore, Rebop has agreed that it will not agree, arrange, consider, discuss, negotiate, solicit or encourage any of the following, each of which are referred to as an "Acquisition Proposal":

     - any merger, consolidation, reorganization, recapitalization or similar transaction involving Rebop or any of its affiliates;

     - any transfer or issuance of more than twenty-five percent (25%) of the capital stock of the Rebop or any of its affiliates or securities convertible into the capital stock of the Rebop or any of its affiliates (other than upon the exercise or conversion of outstanding options, warrants or other convertible securities); or

     - any transaction that may be inconsistent with or that may have an adverse effect upon the Merger.

     In addition, Rebop's representatives, affiliates, and shareholders are not permitted to do any of the foregoing.

  Covenants of Eloquent, Rebop and the Designated Shareholders of Rebop

     Eloquent, Rebop and the Designated Shareholders of Rebop have agreed that on or prior to the closing of the Merger:

     - they will make all filings (if any) and give all notices (if any) required to complete the Merger and will use commercially reasonable efforts to obtain all consents from third parties required to be obtained;

     - on the Trigger Date, Eloquent and Rebop will enter into a Reseller Agreement in substantially the form attached to the Merger Agreement, with such modifications as Eloquent and Rebop may mutually agree upon;

     - Eloquent and Rebop shall use all reasonable efforts to prepare and cause to be filed with the SEC this proxy statement and once filed, to cause it to be mailed to the Eloquent stockholders;

     - on the Trigger Date, Eloquent and Rebop shall undertake all action necessary to comply with the relevant securities laws and as promptly as practicable thereafter Rebop will call and hold a meeting of its shareholders for the purpose of permitting them to consider and to vote upon and approve the Merger, and at such meeting each Designated Shareholder shall cause all shares of the capital stock of the Rebop that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Rebop shareholders' meeting to be voted in favor of the Merger;

     - if the issuance qualifies under relevant securities regulations, Eloquent will, no later than 120 days following the Closing, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, registering the Eloquent shares issuable to the Rebop shareholders in connection with this transaction will keep the Form S-3 effective continuously for a period of one year following the close of the Merger;

     - as soon as possible after the filing of the proxy statement, Eloquent will hold a meeting of its stockholders to vote on the issuance of Eloquent's common stock in the Merger;

     - Rebop and the Designated Shareholders will not issue any press release or make any public statement regarding the Merger or any of the other transactions contemplated as part of the Merger without Eloquent's prior written consent, and Eloquent will use reasonable efforts to consult with Rebop prior to issuing any press release or making any public statement regarding the Merger;

     - Rebop and Eloquent will use their best efforts to cause the conditions precedent described in the Merger Agreement to be satisfied on a timely basis;

     - Eloquent shall execute and deliver to Cooley Godward LLP and to White & Lee LLP, tax representation letters in a form reasonably acceptable to both Eloquent and Rebop, and each of the Designated Shareholders shall execute and deliver to Eloquent a Continuity of Interest Certificate in a form reasonably acceptable to both Eloquent and Rebop;

     - the Designated Shareholders and Murray Low shall execute and deliver to Eloquent and Rebop an employment agreement and a non-competition agreement in a form reasonably acceptable to both Eloquent and Rebop;

     - Rebop shall enter into an agreement with the required majority of Rebop shareholders, reasonably satisfactory in form and content to Eloquent, terminating all of the rights of the Rebop stockholders under (i) the Co-Sale Agreement dated as of October 31, 2000, between Rebop and certain Rebop shareholders, and (ii) the Investor Rights Agreement dated as of October 31, 2000, between Rebop and certain Rebop shareholders;

     - each Designated Shareholder of Rebop will execute and deliver a certificate of non-foreign status to Eloquent; and

     - each Designated Shareholder of Rebop will execute and deliver a general release to Rebop.

CONDITIONS TO THE MERGER

  Conditions to the Obligations of Eloquent

     The obligations of Eloquent to complete the Merger are subject to the satisfaction of the following conditions:

     - Rebop must notify Eloquent in writing that it has installed its live webcasting software product on at least three customer Websites and provide Eloquent with the necessary information to verify the installation;

     - Within fifteen (15) days of receiving such a notice, the Eloquent Board must determine whether the Merger of Rebop is in the best interest of Eloquent and its stockholders and send written notice to Rebop informing it of Eloquent's decision;

     - the representations and warranties made by Rebop and the Designated Shareholders of Rebop in the Merger Agreement shall have been accurate as of October 31, 2000 and still be accurate in all respects as of the closing date as if made on the closing date;

     - Rebop and the Designated Shareholders of Rebop shall have complied in all material respects with all of its covenants and obligations in the Merger Agreement at or prior to the closing date;

     - The principal terms of the Merger shall have been duly approved by the shareholders of both Eloquent and Rebop;

     - All consents required to be obtained in connection with the Merger and other transactions associated with the Merger shall have been obtained and shall be in full force and effect;

     - Eloquent and Rebop shall have received the agreements specified in the Merger Agreement, including, Employment and Non-competition Agreements, Releases, Agreements terminating certain shareholder rights of Rebop shareholders, Escrow Agreements, and a Reseller Agreement.

     - Rebop shall have filed with the Internal Revenue Service the required FIRPTA compliance notice;

     - All permits required by California and Federal law for the issuance of Eloquent common stock;

     - There shall not be any temporary restraining order, preliminary or permanent injunction, or other order that prevents the consummation of the Merger; and

     - There shall not be any legal proceeding or threatened legal proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Eloquent of any material right pertaining to its ownership of stock of the Rebop after the Merger.

  Conditions to the Obligations of Rebop and Designated Shareholders of Rebop

     The obligations of Rebop and the Designated Shareholders of Rebop to complete the Merger are subject to the satisfaction of the following conditions:

     - The representations and warranties made by Eloquent in the Merger Agreement shall be accurate in all material respects as of the closing date as if made on the closing date;

     - Eloquent shall have complied in all material respects with all of its covenants and obligations in the Merger Agreement at or prior to the closing date;

     - Rebop shall have received the following documents and agreements specified in the Merger Agreement; and

     - There shall not be any temporary restraining order, preliminary or permanent injunction, or other order that prevents the consummation of the Merger.

TERMINATION OF THE MERGER AGREEMENT

     The Merger may be terminated prior to the closing:

     - by Eloquent if Eloquent reasonably determines that the timely satisfaction of any of its conditions to closing has become impossible unless such impossibility is the result of a failure on the part of Eloquent;

     - by Rebop if Eloquent has not sent the Trigger Notice by the fifteenth day following the Notification Date;

     - by Rebop if Rebop reasonably determines that the timely satisfaction of any of its conditions to closing has become impossible unless such impossibility is the result of a failure on the part of Rebop;

     - by Eloquent if the closing has not taken place on or before the date that is 120 days following the Trigger Date unless the delay in closing is the result of any failure on the part of Eloquent;

     - by Rebop if the closing has not taken place on or before the date that is 120 days following the Trigger Date unless the delay in closing is the result of any failure on the part of Rebop; or

     - by the mutual consent of Eloquent and Rebop.

FEES AND EXPENSES

     Each party to the Merger Agreement has agreed to bear and pay all expenses incurred by that party in investigating Rebop's business, negotiating and preparing the Merger Agreement and other related documents, preparing and submitting any required filings or notices, and consummating the Merger; provided, however, that, if the closing hereunder occurs, then Eloquent shall pay all such fees, costs and expenses of Rebop on or before the closing.

ESCROW AND INDEMNIFICATION

     Ten percent of the total number of shares of Eloquent common stock to be issued in the Merger will be deposited into escrow with an escrow agent to serve as a source for payment of any indemnification obligations or liabilities of Rebop or the Designated Shareholders of Rebop for a period of six months from the closing of the Merger. Rebop and the Designated Shareholders of Rebop are obligated to indemnify Eloquent out of the escrow fund for any damages arising out of:

     - any inaccuracy in or breach of any representation or warranty by Rebop or the Designated Shareholders of Rebop;

     - any breach of any covenant or obligation of Rebop or the Designated Shareholders of Rebop.

     In the event of damages to Eloquent resulting from the foregoing, an amount agreed upon or settled by binding arbitration on a pro rata basis will be deducted from the escrow fund and paid to Eloquent; provided, however, Eloquent shall be entitled to indemnification only after damages in the aggregate exceed $50,000 and are determined to be payable, after which Eloquent shall be entitled to be indemnified against and compensated and reimbursed up to the full amount of such damages, including the first $50,000 (but not to exceed the value of the shares in the escrow fund). The $50,000 threshold and the limitation on indemnification do not apply to damages arising out of fraud by Rebop or the Designated Shareholders of Rebop.

                             SHAREHOLDER AGREEMENTS

     The Designated Shareholders have each entered into a shareholder agreement with Eloquent dated October 31, 2000, whereby they have agreed to vote all shares of Rebop common stock owned by them as of the record date in favor of the approval of the principal terms of the Merger. Approximately 6,000,000 shares, or 82.9% of the outstanding Rebop common stock is subject to these shareholder agreements. They have also agreed that, before the termination of the shareholder agreements, they will not transfer, assign, convey or dispose of any share of Rebop common stock owned by them unless each person to whom any shares is transferred executes a shareholder agreement and agrees to hold the shares subject to all of the terms and provisions of the shareholder agreement.

                               REGULATORY MATTERS

     It is not believed that the Merger requires any regulatory approval. However, should the Merger be deemed to be subject to review by the Department of Justice and the FTC to determine whether it complies with applicable antitrust laws, notification reports will have to be filed pursuant to the HSR Act and the specified waiting period requirement will have to be met before the Merger can be consummated.

                  PAST CONTACTS, TRANSACTIONS, OR NEGOTIATIONS

     On July 19, 2000, Cliff Reid presented a summary business plan to the Eloquent Board of Directors for the creation of a live Web casting company. The Eloquent Board authorized Dr. Reid to explore the possibilities of creating the new company.

     On July 27, 2000, Dr. Reid and John Curson met to discuss the terms under which Eloquent would invest in Rebop and have an option to acquire Rebop. A term sheet for the investment was drafted based on the discussions.

     On August 1, 2000, Dr. Reid and Abraham Kleinfeld met to discuss the term sheet and to negotiate a letter of intent for Eloquent's potential acquisition of Rebop.

     On August 10, 2000, Mr. Curson and Dr. Reid met to discuss potential temporary financing of Rebop while the terms of Eloquent's investment were being negotiated. Eloquent agreed to loan funds to Rebop.

     On September 6, 2000, Mr. Curson and Dr. Reid met to negotiate the terms of the financing and potential acquisition and agreed to a formula for calculating the purchase price for Rebop.

     On September 7, 2000, Mr. Curson and Dr. Reid met to negotiate the term sheet and the letter of intent.

     On October 9, 2000, Mr. Curson, Mr. Kleinfeld and Dr. Reid met to negotiate the Merger Agreement and discussed the terms under which Eloquent would have the option to acquire Rebop.

     On October 18, 2000, the Eloquent Board of Directors approved Eloquent's purchase of 1,000,000 shares of Rebop's Series A Preferred Stock for $1,500,000 and Eloquent's execution of the Merger Agreement.

     On October 20, 2000, the Rebop Board of Directors agreed to the sale of Series A Preferred Stock to Eloquent and approved the Merger Agreement.

     On October 31, 2000, Eloquent invested $1,500,000 in Rebop and signed the Merger Agreement.

     On January 24, 2001, Dr. Reid made a presentation to the Eloquent Board of Directors concerning the schedule for beta testing of Rebop's product.

     On March 25, 2001, the Eloquent Board of Directors approved submitting the terms of the Merger to its stockholders for approval.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................   35
Balance Sheet...............................................   36
Statement of Operations.....................................   37
Statement of Convertible Preferred Stock and Shareholders'
  Deficit...................................................   38
Statement of Cash Flows.....................................   39
Note to Financial Statements................................   40

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Rebop Media, Inc.
(a company in the development stage)

     In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Rebop Media, Inc. at December 31, 2000, and the results of its operations and its cash flows for the period from July 10, 2000 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Rebop Media, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that Rebop Media, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Rebop Media, Inc. has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Jose, California
March 27, 2001

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET
                               DECEMBER 31, 2000

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $  922,413
  Prepaid expenses and other current assets.................      32,375
                                                              ----------
          Total current assets..............................     954,788
Property and equipment, net.................................      85,283
                                                              ----------
          Total assets......................................  $1,040,071
                                                              ==========

   LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $    5,881
  Accrued payroll and related benefits......................      39,790
  Accrued liabilities.......................................      47,847
                                                              ----------
          Total current liabilities.........................      93,518
                                                              ----------
Commitments (Note 6)
Convertible Preferred Stock:
  $0.001 par value; 2,000,000 shares authorized; 1,500,000
     shares issued and outstanding at December 31, 2000.....   1,500,000
                                                              ----------
Shareholders' deficit:
  Common Stock: $0.001 par value; 15,000,000 shares
     authorized; 6,150,000 shares issued and outstanding at
     December 31, 2000......................................       6,150
  Additional paid-in capital................................      89,177
  Unearned stock-based compensation.........................     (44,589)
  Deficit accumulated during the development stage..........    (604,185)
                                                              ----------
          Total shareholders' deficit.......................    (553,447)
                                                              ----------
          Total liabilities, convertible preferred stock and
          shareholders' deficit.............................  $1,040,071
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

OPERATING EXPENSES:
  Research and development (including stock-based
     compensation of $41,158)...............................  $ 385,667
  General and administrative (including stock-based
     compensation of $3,430)................................    218,030
                                                              ---------
          Total operating expenses..........................    603,697
                                                              ---------

Loss from operations........................................   (603,697)
Interest income.............................................      3,644
Interest expense............................................     (4,132)
                                                              ---------
Net loss....................................................  $(604,185)
                                                              =========

   The accompanying notes are an integral part of these financial statements.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

       STATEMENT OF CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                                                                               DEFICIT
                                       CONVERTIBLE                                                           ACCUMULATED
                                     PREFERRED STOCK          COMMON STOCK      ADDITIONAL      UNEARNED     DURING THE
                                  ----------------------   ------------------     PAID-IN     STOCK-BASED    DEVELOPMENT
                                   SHARES       AMOUNT      SHARES     AMOUNT     CAPITAL     COMPENSATION      STAGE
                                  ---------   ----------   ---------   ------   -----------   ------------   -----------
Issuance of Common Stock to
  founders......................         --   $       --   6,150,000   $6,150     $    --       $     --      $      --
Conversion of related party note
  payable to Series A
  Convertible Preferred Stock,
  at $1 per share in October
  2000..........................  1,500,000    1,500,000          --       --          --             --             --
Issuance of Common Stock
  pursuant to exercise of
  options.......................         --           --     900,000      900          --             --             --
Repurchase of Common Stock......         --           --    (900,000)    (900)         --             --             --
Unearned stock-based
  compensation..................         --           --          --       --      89,177        (89,177)            --
Stock-based compensation
  expense.......................         --           --          --       --          --         44,588             --
Net loss........................         --           --          --       --          --             --       (604,185)
                                  ---------   ----------   ---------   ------     -------       --------      ---------
Balances at December 31, 2000...  1,500,000   $1,500,000   6,150,000   $6,150     $89,177       $(44,589)     $(604,185)
                                  =========   ==========   =========   ======     =======       ========      =========


                                      TOTAL
                                  SHAREHOLDERS'
                                     DEFICIT
                                  -------------
Issuance of Common Stock to
  founders......................    $   6,150
Conversion of related party note
  payable to Series A
  Convertible Preferred Stock,
  at $1 per share in October
  2000..........................           --
Issuance of Common Stock
  pursuant to exercise of
  options.......................          900
Repurchase of Common Stock......         (900)
Unearned stock-based
  compensation..................           --
Stock-based compensation
  expense.......................       44,588
Net loss........................     (604,185)
                                    ---------
Balances at December 31, 2000...    $(553,447)
                                    =========

   The accompanying notes are an integral part of these financial statements.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (604,185)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      11,693
     Stock-based compensation expense.......................      44,588
     Changes in current assets and liabilities:
     Prepaid expenses and other current assets..............     (32,375)
     Accounts payable and accrued liabilities...............      93,518
                                                              ----------
          Net cash used in operating activities.............    (486,761)
                                                              ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (96,976)
                                                              ----------
          Net cash used in operating activities.............     (96,976)
                                                              ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party note payable..................   1,500,000
  Proceeds from issuance of Common Stock, net of
     repurchases............................................       6,150
  Proceeds from promissory notes............................     450,000
  Repayment of promissory notes.............................    (450,000)
                                                              ----------
          Net cash provided by financing activities.........   1,506,150
                                                              ----------
Net increase in cash and cash equivalents...................     922,413
Cash and cash equivalents at beginning of the period........          --
                                                              ----------
Cash and cash equivalents at end of the period..............  $  922,413
                                                              ==========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest....................................  $    4,132
                                                              ==========
  Unearned stock-based compensation.........................  $   89,177
                                                              ==========
  Conversion of related note payable into Series A
     Convertible Preferred Stock............................  $1,500,000
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

 1. FORMATION AND BUSINESS OF REBOP

     Rebop Media, Inc. ("Rebop") was incorporated in the State of California in July 2000 to develop a live video based web conferencing product designed to reliably serve large business audiences. Rebop is in the development stage and since inception has devoted substantially all of its efforts to developing its product, raising capital and recruiting personnel.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

     The accompanying financial statements have been prepared assuming that Rebop will continue as a going concern. Rebop has incurred losses from operations of $604,185 from July 10, 2000 (the date inception) through December 31, 2000. Rebop entered into an agreement during the period whereby Eloquent, Inc ("Eloquent") has the option to acquire all the outstanding common stock of Rebop (see Note 10). If the acquisition by Eloquent does not happen, Rebop will need to raise additional capital to fund it's 2001 operations. There can be no assurance that the sale to Eloquent will occur or that Rebop will be successful in raising additional funding if the sale does not occur. The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     As of December 31, 2000, all cash and cash equivalents were on deposit in two demand accounts with a U.S. financial institution. At times, these deposits may be in excess of federally insured limits.

FINANCIAL INSTRUMENTS

     The carrying values of Rebop's financial instruments including cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to their short maturities. Financial instruments, which potentially subject Rebop to concentrations of credit risk consist principally of cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the related assets of three years. Maintenance and repairs are charged to operations as incurred.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. To date, no products have reached technological feasibility and accordingly, no software development costs have been capitalized as of December 31, 2000.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

STOCK-BASED COMPENSATION

     Rebop accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations. As such, compensation expense is recorded on the date of grant when the current market price of underlying stock exceeds the exercise price. Rebop also complies with the disclosure provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

INCOME TAXES

     Rebop accounts for income taxes using the liability method under which deferred tax assets and liabilities are calculated using current tax laws and rates in effect at the balance sheet date. A valuation allowance is recorded when it is more likely than not that the deferred tax asset will not be recovered.

COMPREHENSIVE INCOME

     Rebop has adopted the provisions of the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their components in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings in the equity section of a statement of financial position. To date, Rebop has not had any transactions that are required to be reported as comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statements of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" ("SFAS No. 137"). SFAS No. 137 deferred the application of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. To date, Rebop has not engaged in derivative or hedging activities.

 3. BALANCE SHEET COMPONENTS

                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Prepaid expenses and other current assets:
  Deposits..................................................    $ 9,500
  Prepayments...............................................     22,875
                                                                -------
                                                                $32,375
                                                                =======

PROPERTY AND EQUIPMENT

     Property and equipment consists of computer equipment and software which is recorded at cost, $96,976, and depreciated over its useful life of three years. Accumulated depreciation totaled $11,693 at December 31, 2000.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

 4. RELATED PARTY TRANSACTIONS

     Rebop entered into two promissory notes with Eloquent, who has an approximate 20% ownership interest in Rebop, as at December 31, 2000, both for $200,000, and bearing an interest rate of 6.5%. Rebop also entered into a promissory note with Cliff Reid, founder of Rebop, in the amount of $50,000 with no interest due. All principal and interest relating to the promissory notes was paid in full as of December 31, 2000.

 5. INCOME TAXES

     Deferred tax assets consist of the following:

                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
Deferred tax assets:
  Net operating loss carryforwards..........................   $ 102,515
  Tax credit................................................      10,568
  Start up costs............................................      85,796
  Other.....................................................      35,055
                                                               ---------
                                                                 233,934
Valuation allowance.........................................    (233,934)
                                                               ---------
                                                               $      --
                                                               =========

     Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. At December 31, 2000, Rebop had approximately $102,515 of federal operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2020. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that Rebop may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

 6. COMMITMENTS

     Rebop leases its office space under a noncancelable operating lease expiring in May 2001. Under the terms of the office lease, Rebop is responsible for insurance and common area maintenance costs. Rent expense for the period from July 10, 2000 (date of inception) to December 31, 2000 was $50,983. Rebop's future annual minimum payments total $47,500 due in 2001.

 7. CONVERTIBLE PREFERRED STOCK

     Convertible Preferred Stock at December 31, 2000 consists of the following:

                                      SHARES
                             -------------------------    LIQUIDATION
          SERIES             AUTHORIZED    OUTSTANDING      AMOUNT        PROCEEDS
          ------             ----------    -----------    -----------    ----------
 A.........................  2,000,000      1,500,000     $1,500,000     $1,500,000
                             =========      =========     ==========     ==========

     The holders of Convertible Preferred Stock have various rights and preferences as follows:

VOTING RIGHTS

     Each share of Convertible Preferred Stock has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

     As long as at least 150,000 shares of Convertible Preferred Stock remain outstanding, Rebop must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by Rebop, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets.

DIVIDENDS

     Holders of Series A Convertible Preferred Stock are entitled to receive noncumulative cash dividends at the per annum rate of $0.08 per share, when and if declared by the Board of Directors. The holders of Series A Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 2000.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of Rebop, including a merger, acquisition or sale of assets where the beneficial owners of Rebop's Common Stock and Convertible Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A Convertible Preferred Stock are entitled to receive an amount of $1.00, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed ratably to the holders of the Series A Convertible Preferred Stock and Common Stock on an as-if-converted to Common Stock basis. Should Rebop's legally available assets be insufficient to satisfy the liquidation preferences the funds will be distributed among the holders of Series A Convertible Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

CONVERSION RIGHTS

     Each share of Series A Convertible Preferred Stock is convertible at the option of the holder, or may be converted at any time into fully paid and nonassessable shares of Common Stock according to a conversion ratio. The current conversion ratio is 1:1 subject to future adjustments.

 8. COMMON STOCK

     Rebop's Articles of Incorporation, as amended, authorize Rebop to issue 15,000,000 shares of $0.001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by Rebop subject to vesting, generally over 2 years. At December 31, 2000, there were 5,947,920 shares subject to repurchase.

     On December 31, 2000, Rebop had reserved shares of common stock for future issuance as follows:

Preferred stock.............................................  1,500,000
Stock options...............................................  2,350,000
                                                              ---------
                                                              3,850,000
                                                              =========

                               REBOP MEDIA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
   FOR THE PERIOD FROM JULY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

 9. STOCK OPTION PLANS

     In July 2000, Rebop adopted the 2000 Equity Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of Rebop. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Rebop's employees and consultants. Rebop has reserved 2,350,000 shares of Common Stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by Rebop which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. The vesting provisions of individual options may vary but in each case will provide for vesting of at least 20% per year of the total number of shares subject to the option.

     During 2000, Rebop recorded $89,177 of deferred stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted in 2000. The compensation expense is being recognized over the option vesting period of one year.

     The following table summarizes activity under the Plan:

                                                               SHARES     PRICE
                                                              --------    -----
Options granted.............................................   900,000    $ 900
Options exercised...........................................  (900,000)    (900)
Options canceled............................................        --       --
                                                              --------    -----
Outstanding at December 31, 2000............................        --    $  --
                                                              ========    =====

FAIR VALUE DISCLOSURES

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants: risk-free interest rate, 5.89%; expected life, 2 years; dividend yield, 0% and; volatility, 0%.

     The weighted average fair value of the options granted in 2000 was $0.10 per share. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. There is no significant difference between the net loss and the pro forma net loss as adjusted.

     The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future amounts. Additional awards are anticipated in the future.

10. SUBSEQUENT EVENT

     In March 2001, Eloquent's board of directors approved submitting the acquisition of Rebop to a stockholder vote pursuant to an Agreement and Plan of Merger and Reorganization, dated October 31, 2000. The acquisition is contingent upon Eloquent's stockholder approval which if obtained, will result in Eloquent acquiring all of the outstanding capital stock of Rebop. Rebop shall cease to exist as a separate entity and shall become a wholly owned subsidiary of Eloquent.

                                   PROPOSAL 3

                    AMENDMENTS TO 1999 EQUITY INCENTIVE PLAN

     In October 1999 our Board of Directors adopted, and in November 1999, the stockholders approved, the 1999 Equity Incentive Plan. Under the 1999 Equity Incentive Plan, we may offer incentive stock options, nonstatutory stock options, restricted stock and stock bonuses to employees, officers, non-employee directors and consultants. The plan is intended to help us retain the services of individuals who can operate and grow our business and align their interests with those of our stockholders.

     When the 1999 Equity Incentive Plan was adopted, it provided that, subject to certain exceptions, each non-employee director that had not previously received stock options prior to the initial public offering of the Company's common stock would automatically be granted an option to purchase 25,000 shares of common stock. Any individual who became a non-employee director after the initial public offering would also automatically receive the initial grant upon being elected to the Board of Directors. The 1999 Equity Incentive Plan also provided that each year, on the day after our annual stockholders' meeting, commencing in 2000, any person who is then a non-employee director would automatically be granted an option to purchase 5,000 shares of common stock, provided that if any non-employee director that had not served in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve during the previous period. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant.

     The automatic grants to the non-employee directors under the 1999 Equity Incentive Plan are intended to help us retain the services of individuals on the Board of Directors who can help grow our business and align their interests with those of our stockholders.

     Subject to the approval of the stockholders of the Company, the Board of Directors amended the 1999 Equity Incentive Plan in March 2001, to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, including non-employee directors who received stock option grants from the Company prior to our initial public offering. This proposal is intended to provide competitive compensation and continue to align the interests of non-employee directors with those of the stockholders of the Company. This amendment would affect Terry Opdendyk and Anthony Brenner, who were not previously eligible to receive automatic initial and annual non-employee director stock option grants under the 1999 Equity Incentive Plan but will be eligible to receive the annual non-employee director stock option grants with the approval of the amendment of the plan.

     Subject to the approval of the stockholders of the Company, the Board of Directors also amended the 1999 Equity Incentive Plan to increase the sizes of the automatic initial stock option grants and automatic annual stock option grants to the non-employee directors under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares to 50,000 shares and 10,000 shares, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan.

     Notwithstanding the foregoing, the Board of Directors has also determined that, subject to the approval of the stockholders of the Company, on the day after the annual stockholders' meeting in 2001 each non-employee director shall receive on a one-time basis the initial grant of an option to purchase 50,000 shares of common stock rather than the annual grant of an option to purchase 10,000 shares.

     Stockholders are requested in this Proposal 3 to approve the above-described amendments of the 1999 Equity Incentive Plan and the one-time grant of options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the 1999 Equity Incentive Plan with the two foregoing proposed amendments are outlined below. A copy of the entire 1999 Equity Incentive Plan with the two foregoing proposed amendments is attached as Appendix C.

SUMMARY OF TERMS OF 1999 EQUITY INCENTIVE PLAN

     The following summarizes the terms of the 1999 Equity Incentive with the adoption of the two foregoing proposed amendments to the plan.

     Stock awards provided under 1999 Equity Incentive Plan. In October 1999, the Board of Directors adopted, and in November 1999, the stockholders approved, the 1999 Equity Incentive Plan. The 1999 Equity Incentive Plan will terminate in October 2009 unless it is terminated earlier by the Board of Directors. The 1999 Equity Incentive Plan provides for the grant of stock awards, which are:

     - incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, which may be granted solely to officer and non-officer employees including officers; and

     - nonstatutory stock options, restricted stock purchase awards, and stock bonuses which may be granted to officer and non-officer employees, non-employee directors and consultants.

     Plan administration. The 1999 Equity Incentive Plan is administered by the Board of Directors. The Board of Directors may delegate authority to administer the 1999 Equity Incentive Plan to a committee. Subject to the terms of the plan, the Board of Directors or its authorized committee determines recipients, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards including the period of their exercisability and vesting. Subject to the plan limitations set forth below, the Board of Directors or its authorized committee also determines the exercise price of options granted and the right to purchase restricted stock.

     Stock options. Stock options are granted pursuant to stock option agreements. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of grant. The exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of grant. Options granted under the 1999 Equity Incentive Plan vest at the rate specified in the option agreement.

     The term of incentive stock options granted under the 1999 Equity Incentive Plan may not exceed 10 years. Unless the terms of an optionee's stock option agreement provide for earlier termination, in the event an optionee's service relationship with us, or any affiliate or ours, ceases due to disability, the optionee may exercise any vested options up to 12 months after the date such service relationship ends. In the case of the optionee's death, absent a provision for earlier termination in the stock option agreement, a beneficiary of the optionee may exercise any vested options up to 18 months after the date the service relationship ends. If an optionee's relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, absent a provision for earlier termination in the stock option agreement, the optionee may exercise any vested options up to three months from cessation of service. However, an option may not be exercised after the expiration of its term.

     Acceptable consideration for the purchase of common stock issued under the 1999 Equity Incentive Plan is determined by the Board of Directors and may include cash, common stock previously owned by the optionee, a deferred payment arrangement and other legal consideration approved by the Board of Directors.

     An optionee may not transfer a stock option other than by will or the laws of descent or distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death.

     Tax limitations on stock option grants. Under current tax laws, incentive stock options may be granted only to our employees. Only the first $100,000 worth of stock options exercisable for the first time in one calendar year can be treated as an incentive stock option. For this purpose, the value of the stock option grant is the fair market value of the underlying stock at the date of grant. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of Company or any affiliate unless the following conditions are satisfied:

     - the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

     - the term of any incentive stock option award must not exceed five years from the date of grant.

     No more than 2,500,000 shares of Common Stock may be issued pursuant to the exercise of any incentive stock options granted under the Plan over the term of the 1999 Equity Incentive Plan.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 denies an income tax deduction to publicly held corporations for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million, unless the compensation constitutes "performance-based compensation." In order to ensure that option grants under the 1999 Equity Incentive Plan constitute "performance-based compensation," no person may be granted options under the 1999 Equity Incentive Plan covering more than 2,500,000 shares of common stock in any calendar year. Under its general authority to grant options, the Board of Directors has the implicit authority to reprice outstanding options or to offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares. Both the original and new options will count toward the Section 162(m) limitation.

     Restricted stock and stock bonus awards. The purchase price for each restricted stock award granted must be at least 85% of the fair market value of the stock on the date of the award or at the time the purchase is consummated. Rights to acquire shares under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee. Certain restricted stock awards made following the completion of this offering may be otherwise transferable if the stock bonus agreement so provides.

     Changes in control. In the event of certain changes in control, all outstanding stock awards under the 1999 Equity Incentive Plan either will be assumed, continued or substituted for by any surviving entity. If the surviving entity refuses to assume, continue or substitute for such awards, the vesting provisions of outstanding stock awards held by persons whose service relationship with us has not terminated at the time of the change in control will be accelerated. These stock awards will be terminated upon the change in control if not previously exercised.

     Authorized shares. Upon the effectiveness of the 1999 Equity Incentive Plan with our initial public offering, shares available for issuance under our two pre-existing incentive plans became authorized for issuance under the 1999 Equity Incentive Plan. Based on options outstanding at December 31, 1999, the initial reserve under the 1999 Equity Incentive Plan was approximately 2,522,949 shares. On each January 1, beginning January 1, 2001, the number of shares of common stock authorized for issuance under the 1999 Equity Incentive Plan will be increased by 4% of the number of shares of common stock outstanding on that date. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on that date. As of March 27, 2001, stock options covering 966,881 shares of the Common Stock of the Company have been granted under the 1999 Equity Incentive Plan.

     Shares subject to stock options granted under our 1995 Equity Incentive Plan, our 1997 Equity Incentive Plan and the 1999 Equity Incentive Plan that have expired or otherwise terminated without having been exercised in full will again become available for the grant of awards under the 1999 Equity Incentive Plan. Likewise, shares of restricted stock awarded under these three plans that have not become fully vested will again become available for the grant of awards under the 1999 Equity Incentive Plan. Shares issued under the 1999 Equity Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

     Stock option grants to non-employee directors. The 1999 Equity Incentive Plan as amended by the Board of Directors in March 2001, provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to our non-employee directors. Following the initial public offering of our Common

Stock, subject to certain exceptions, each non-employee director that has not previously received Company stock options will automatically be granted an option to purchase 50,000 shares of common stock. Any individual who becomes a non-employee director after the initial public offering will automatically receive this initial grant upon being elected to the Board of Directors. Each year, on the day after our annual stockholders' meeting, commencing in 2000, any person who is then a non-employee director will automatically be granted an option to purchase 10,000 shares of common stock, provided that if any non-employee director that had not served in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve during the previous period. For 2001 only, the automatic annual non-employee director stock option grant will be increased on a one-time basis to be an option to purchase 50,000 shares of common stock. These automatic stock option grants are automatically adjusted to reflect any stock splits, stock dividends and other capitalization adjustments as provided under the plan. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant. All automatic director grants become immediately exercisable upon grant.

     The Board of Directors administers automatic option grants to non-employee directors, unless and until it delegates administration to a committee. Options granted to non-employee directors are generally subject to the following terms:

     - the exercise price of options granted will be equal to the fair market value of the common stock on the date of grant;

     - no option granted may be exercised after the expiration of 10 years from the date it was granted;

     - options granted are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee;

     - an optionee may designate a beneficiary who may exercise the option following the optionee's death; and

     - an optionee whose service relationship with Company or any affiliate, whether as a non-employee director of Company or subsequently as an employee, director or consultant of either Company or an affiliate, ceases for any reason may exercise vested options for the term provided in the option agreement, which is generally 12 months, or 18 months in the event of the optionee's death. However, an option may not be exercised after the expiration of its term.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     Audit Fees. Aggregate fees for the audit of the fiscal year ended December 31, 2000 and the reviews of the Forms 10-Q are $172,000, of which an aggregate amount of $100,000 had been billed by PricewaterhouseCoopers LLP through December 31, 2000.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for information technology consulting fees was $149,514.

     All Other Fees. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $443,215.

     The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 15, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Eloquent, Inc., 2000 Alameda de las Pulgas, Suite 100, San Mateo, California 94403.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                         SHARES        TOTAL
                      ----------------                        ---------    ----------
Entities associated with ONSET Ventures(1)..................  2,097,507       11.8%
  2490 Sand Hill Road
  Menlo Park, CA 94025
Entities associated with Foundation Capital(2)..............  1,679,096        9.4
  70 Willow Road, Suite 200
  Menlo Park, CA 94025
Clifford A. Reid, Ph.D.(3)..................................  1,709,000        9.5
Entities associated with Crosslink Capital, Inc.(4).........  1,753,601        9.8
  555 California Street
  Suite 2350
  San Francisco, CA 94104
David Glazer(5).............................................    800,600        4.4
Anthony P. Brenner(6).......................................  1,778,601       10.0
  c/o Crosslink Capital, Inc.
  555 California Street
  Suite 2350
  San Francisco, CA 94104
Michael E. Herman(7)........................................    139,120          *
Sarah M. Nolan..............................................        870          *
Terry L. Opdendyk(8)........................................  2,199,497       12.3
  c/o ONSET Ventures
  2490 Sand Hill Road
  Menlo Park, CA 94025
R. John Curson(9)...........................................    362,500        2.0
Gary Laney(10)..............................................    239,000        1.3
Abraham Kleinfeld(11).......................................    676,875        3.7
Alan Atlas(12)..............................................    298,000        1.6
Jane Beule(13)..............................................     78,400          *
Marc A. Schnabolk(14).......................................     58,333          *
All executive officers and directors as a group (13
  persons)(15)..............................................  8,340,796       42.3

---------------
  *  Less than one percent.

 (1) Includes 1,668,103 shares held by ONSET Enterprise Associates II, L.P. and 429,404 shares, held by ONSET Enterprise Associates III, L.P. (collectively, the "ONSET Funds"). Mr. Opdendyk, a director of Eloquent, is a general partner of each of the ONSET Funds. Mr. Opdendyk disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (2) Includes 1,537,522 shares held by held by Foundation Capital, L.P. and 141,574 shares held by Foundation Capital Entrepreneurs Fund, LLC (collectively, the "Foundation Funds").

 (3) Includes 125,000 shares underlying currently exercisable stock options granted to Mr. Reid under our 1997 Equity Incentive Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 78,125 of these shares would be subject to a repurchase right in favor of Eloquent. Darlene K. Mann, Mr. Reid's domestic partner, is a general partner of each of the ONSET Funds. Mr. Reid disclaims beneficial ownership of any of the shares held by the ONSET Funds.

 (4) Includes 349,982 shares held by Crosslink Crossover Fund II, L.P., 40,998 shares held by Crosslink Crossover Fund III, L.P., 67,232 shares owned by Omega Bayview, L.L.C., 490,375 shares held by Crosslink Omega Ventures III, L.L.C., 764,414 shares held by Crosslink Offshore Omega Ventures III, A Cayman Islands Trust, 9,000 shares held by Crosslink Offshore Crossover Fund III, , 30,000 shares held by Delta Growth Fund and 1,600 shares held by Crosslink Capital Partners, L.P. (collectively, the "Crosslink Funds"). Mr. Brenner, a director of Eloquent, is a member of Omega Bayview, L.L.C. and Crosslink Omega Ventures III, L.L.C. and is a member of the general partner of each of the other Crosslink Funds. Mr. Brenner disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (5) Includes 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 1997 Equity Incentive Plan and 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 150,000 would be subject to a repurchase right in favor of Eloquent.

 (6) Includes 349,982 shares held by Crosslink Crossover Fund II, L.P., 40,998 shares held by Crosslink Crossover Fund III, L.P., 67,232 shares owned by Omega Bayview, L.L.C., 490,375 shares held by Crosslink Omega Ventures III, L.L.C., 764,414 shares held by Crosslink Offshore Omega Ventures III, A Cayman Islands Trust, 9,000 shares held by Crosslink Offshore Crossover Fund III, , 30,000 shares held by Delta Growth Fund and 1,600 shares held by Crosslink Capital Partners, L.P. (collectively, the "Crosslink Funds"). Mr. Brenner, a director of Eloquent, is a member of Omega Bayview, L.L.C. and Crosslink Omega Ventures III, L.L.C. and is a member of the general partner of each of the other Crosslink Funds. Mr. Brenner disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 25,000 shares underlying currently exercisable stock options granted to Mr. Brenner under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (7) Includes 42,870 shares held by the Michael E. Herman Revocable Trust of which Mr. Herman serves as trustee. Includes 29,100 shares held by Vail Fishing Partners of which Mr. Herman is a general partner. Includes 1,750 shares held by Mr. Herman's wife, Karen Herman. Includes 40,400 shares held by the Herman Family Trading Company, L.P. Mr. Herman serves as the sole trustee of the sole general partner of Herman Family Trading Company. Includes 25,000 shares underlying currently exercisable stock options granted to Mr. Herman under our 1997 Equity Incentive Plan and transferred by Mr. Herman to the Herman Family Trading Company, L.P.. If these options were exercised in full within sixty (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (8) Includes 1,668,103 shares held by ONSET Enterprise Associates II, L.P. and 429,404 shares, held by ONSET Enterprise Associates III, L.P. (collectively, the "ONSET Funds"). Mr. Opdendyk, a director of Eloquent, is a general partner of each of the ONSET Funds. Mr. Opdendyk disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 76,990 outstanding shares and 25,000 shares underlying currently exercisable stock options granted to Mr. Opdendyk under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty
     (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (9) Includes 262,500 shares underlying currently exercisable stock options granted to Mr. Curson under our 1997 Equity Incentive Plan and 100,000 shares underlying currently exercisable stock options granted to Mr. Curson under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 242,812 shares would be subject to a repurchase right in favor of Eloquent.

(10) Includes 35,000 shares underlying currently exercisable stock options granted to Mr. Laney under our 1997 Equity Incentive Plan, 37,069 shares underlying currently exercisable stock options granted to Mr. Laney under our 1999 Equity Incentive Plan, 166,931 shares underlying currently exercisable stock options granted to Mr. Laney under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 200,124 would be subject to a repurchase right in favor of Eloquent.

(11) Includes 576,875 shares underlying currently exercisable stock options granted to Mr. Kleinfeld under our 1997 Equity Incentive Plan. Pursuant to the terms of Confidential Severance Agreement effective February 15, 2001, Mr. Kleinfeld must exercise these options within three (3) months from the earlier of (a) the date he accepts employment with any person or entity or
     (b) May 1, 2001.

(12) Includes 137,500 shares underlying currently exercisable stock options granted to Mr. Atlas under our 1997 Equity Incentive Plan and 165,500 shares underlying currently exercisable stock options granted to Mr. Atlas under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 217,572 would be subject to a repurchase right in favor of Eloquent. As of March 23, 2001, Mr. Atlas terminated his employment with Eloquent as Vice President, Engineering and Office of the President, and, as of such date, Mr. Atlas was vested in 91,739 of his options. If not exercised within 3 months of March 23, 2001, all of Mr. Atlas's outstanding stock options will terminate.

(13) As of September 8, 2000, Ms. Beule terminated her employment with Eloquent as Vice President, Marketing. On her termination, Eloquent repurchased 21,600 shares of Common Stock Ms. Beule had purchased through early exercise of her stock options. All of Ms. Beuele's outstanding stock options have now terminated.

(14) As of November 1, 2000, Mr. Schnabolk terminated his employment with Eloquent as Vice President of Sales. All of Mr. Schnabolk's outstanding stock options have terminated.

(15) Includes 1,876,375 shares underlying currently exercisable stock options granted to 13 of our executive officers and directors under our 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, and/or 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 938,631 shares would be subject to a repurchase right in favor of Eloquent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In November 2000, the Company established an interim Office of the President, currently occupied by three executive officers, John Curson, Gary Laney and David Glazer, and formerly also by Alan Atlas. Mr. Atlas filed his original Form 3 on March 10, 2001.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     We have not provided cash compensation to non-employee directors for their services as directors or members of committees of the Board. The members of the Board are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1999 Equity Incentive Plan (the "1999 Incentive Plan"). Options granted to non-employee directors under the 1999 Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants to non-employee directors under the 1999 Incentive Plan are non-discretionary. On February 17, 2000, each non-employee director that had not previously received Eloquent stock options automatically received an option to purchase 25,000 shares of common stock at an exercise price of $16.00 per share. The fair market value of such Common Stock on the date of grants was $16.00 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Any new individual who becomes a non-employee director will automatically receive this initial grant upon being elected to the Board. Each year, on the day after the Company's annual stockholders' meeting, commencing in 2001, any person who is then a non-employee director will automatically be granted an additional option to purchase 5,000 shares of common stock. If proposal number three is approved by the stockholders, the initial grant to new non-employee directors will be an option to purchase 50,000 shares of common stock, the annual grant to all non-employee directors will be an option to purchase 10,000 shares of common stock and each non-employee director will receive a one-time grant of an option to purchase 50,000 shares of common stock in lieu of the annual grant. If any non-employee director did not serve in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve as a non-employee director since the preceding annual stockholders' meeting. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant. All automatic director grants become immediately exercisable upon grant. As of February 15, 2001, no non-employee options granted under the 1999 Incentive Plan had been exercised.

     Before the adoption of the 1999 Equity Incentive Plan, the Company granted options to acquire 25,000 shares of common stock at an exercise price of $5.00 per share to Mr. Thompson in October 1999 and to Mr. Herman in November 1999. The fair market value of such Common Stock on the date of grants was $5.00 per share (based on the good faith determination of the Board). These options vest over three years. By virtue of their receipt of these options, Messrs. Thompson and Herman did not receive the initial option discussed above to acquire 25,000 shares of common stock that the other non-employee directors received February 17, 2000 pursuant to the 1999 Incentive Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at the end of the fiscal year and four former executive officers who departed from the Company during fiscal year 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                  ANNUAL COMPENSATION          COMPENSATION
                                            --------------------------------   ------------
                                                                   OTHER        SECURITIES
                                                                   ANNUAL       UNDERLYING     ALL OTHER
                                            SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR(1)     ($)       ($)         ($)            (#)            ($)
  ---------------------------     -------   -------   -------   ------------   ------------   ------------
Clifford A. Reid Ph.D. .........   2000      98,538    50,840        --                --
  Chairman of the Board and        1999     140,000    45,720        --           125,000            --
  Chief Executive Officer
David Glazer....................   2000     142,212   145,215        --           100,000           131(2)
  Chief Technical Officer and      1999     145,000    22,860        --           100,000            --
  Office of the President
R. John Curson..................   2000     166,731    35,467        --           152,500           153(2)
  Chief Financial Officer,         1999      98,622     7,814        --           210,000            --
  Secretary, Treasurer and
  Office of the President
Gary Laney......................   2000     160,000   122,805        --           166,931           108(2)
  Vice President, Sales and        1999      14,308        --        --            37,069            --
  Office of the President
Abraham Kleinfeld...............   2000     179,442    96,500        --           200,000        31,584(3)
  Former President and Chief       1999     206,042    71,800        --         1,225,000            --
  Executive Officer
Alan Atlas......................   2000     149,038    43,665        --           193,000            --
  Former Vice President,           1999     123,069    13,951        --           110,000            --
  Engineering and Office of the
  President
Jane Beule......................   2000     107,825    54,445        --            44,800        50,068(4)
  Former Vice President,           1999     122,211    28,900        --           179,200            --
  Marketing
Marc A. Schnabolk...............   2000     132,235   105,125        --            43,750        50,113(5)
  Former Vice President, Sales     1999      73,365    26,250        --           175,000            --

---------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for 1998.

(2) Reflects long term life insurance premiums paid by Eloquent.

(3) As of November 1, 2000, Mr. Kleinfeld terminated his employment with Eloquent as President and Chief Executive Officer. Mr. Kleinfeld was paid $31,423 in severance of his employment. Includes a $161 long term life insurance premium paid by Eloquent.

(4) As of September 2, 2000, Ms. Beule terminated her employment with Eloquent as Vice President, Marketing. Ms Beule was paid $50,000 in severance of her employment. Includes a $68 long term life insurance premium paid by Eloquent.

(5) As of November 1, 2000, Mr. Schnabolk terminated his employment with Eloquent as Vice President, Sales. Mr. Schnabolk was paid $50,000 in severance of his employment. Includes a $113 long term life insurance premium paid by Eloquent.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its named executive officers under its 1999 Equity Incentive Plan. As of December 31, 2000, options to purchase a total of 3,481,551 shares were outstanding under the Incentive Plan and options to purchase 2,522,949 shares remained available for grant thereunder. Options generally vest over a four year period, twenty-five percent (25%) after one year and 2.083% per month thereafter.

     The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        ALTERNATIVE
                                                                                                         TO GRANT
                           INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE       DATE
                       --------------------------                                 VALUE AT ASSUMED         VALUE
                                                                                   ANNUAL RATES OF      -----------
                        NUMBER OF     % OF TOTAL                                     STOCK PRICE
                       SECURITIES      OPTIONS                                    APPRECIATION FOR         GRANT
                       UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM           DATE
                         OPTIONS     EMPLOYEES IN     OR BASE      EXPIRATION   ---------------------     PRESENT
        NAME           GRANTED(#)    FISCAL YEAR    PRICE($/SH)       DATE        5%($)      10%($)      VALUE($)
        ----           -----------   ------------   ------------   ----------   ---------   ---------   -----------
Dr. Reid.............         --          --              --              --           --          --
Mr. Glazer...........    100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Curson...........     52,500         1.8            9.00        01/18/10      297,152     753,043
                         100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Laney............      4,000         0.1            2.78        09/26/10        6,996      17,730
                          33,069         1.1            2.69        10/08/10       55,892     141,641
                          66,931         2.3            2.88        10/16/10      121,016     306,678
                         100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Kleinfeld........    200,000         6.8            9.00        01/18/10    1,132,010   2,868,736
Mr. Atlas............    100,000         3.4            2.75        10/31/10      172,946     438,279
                          65,500         2.3            2.88        10/17/10      118,428     300,122
                          27,500         1.0            9.00         1/19/10      155,652     394,452
Ms. Beule............     44,800         1.5            9.00        01/18/10      253,570     642,597
Mr. Schnabolk........     43,750         1.5            9.00        01/18/10      247,627     627,536

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION

                                                                     NUMBER OF
                                                                    SECURITIES          VALUE OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS AT         OPTIONS AT
                                                                     FY-END(#)          FY-END($)
                                SHARES ACQUIRED       VALUE        EXERCISABLE/       EXERCISABLE/
             NAME               ON EXERCISE(#)     REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
             ----               ---------------    -----------    ---------------    ---------------
Dr. Reid......................           --               --        36,458/88,542          0/0
Mr. Glazer....................           --               --        37,500/62,500          0/0
                                         --               --        12,500/87,500          0/0
Mr. Curson....................           --               --       78,750/131,250     63,984/106,641
                                         --               --       10,730/141,770          0/0
Mr. Laney.....................           --               --       18,961/220,039          0/0
Mr. Kleinfeld.................      100,000          125,000      455,833/604,167    370,364/490,886
                                         --               --        18,958/46,042          0/0
                                         --               --            0/200,000          0/0
Alan Atlas....................        5,000           15,367        43,125/61,875      35,039/50,274
                                         --               --         5,156/22,344          0/0
                                         --               --         4,167/95,833          0/0
                                         --               --         2,729/62,771          0/0
Ms. Beule.....................           --               --                   --          --
Mr. Schnabolk.................       58,333           59,470                   --          --

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In November 2000, the Company entered into an employment agreement with John Curson. Under the terms of this agreement, in the event Mr. Curson is terminated without "cause", he is entitled to receive from continued payment of his base salary for a period of six months and continued vesting of any outstanding stock options during such period. In addition, in the event of a change of control of Eloquent, one-half of his then-unvested shares subject to options will immediately vest.

     In December 1998, the Company entered into an employment agreement with Abraham Kleinfeld, which set forth the terms of Mr. Kleinfeld's compensation and option grants. The agreement also set forth that if he was terminated without "cause", he would be entitled to receive continued payment of his base salary for a period of six months and continued vesting of outstanding stock options during such period. Finally, the agreement provided that, in the event of a change of control of the Company, one-half of his then-unvested shares subject to options would immediately vest. On November 1, 2000, Mr. Kleinfeld resigned from the offices of President and Chief Executive Officer of the Company and entered into a Confidential Severance Agreement which restated the terms of his December 1998 agreement and provided for severance payments and for continued vesting of his stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was at any time since the formation of Eloquent one of our officers or employees. None of our executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on February 17, 2000 in the Company's Common Stock and the Nasdaq Composite Index (the "NAS") and on January 31, 2000 in the Standard & Poor's Computers (Software and Services) Index (the "S&P CSF"). All year-end values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                              [PERFORMANCE GRAPH]

                         1/31/00         2/17/00         3/31/00         6/30/00         9/30/00         12/31/00
                       ------------    ------------    ------------    ------------    ------------    ------------
ELOQ                                      100.00          127.34           56.25          17.58           11.33
NAS                                       100.00          116.56          101.34          93.26           62.49
S&P CSF                   100.00                          115.78           94.92          83.53           57.30

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     On October 31, 2000, Eloquent purchased 1,500,000 shares of Rebop Series A Preferred Stock at a purchase price of $1.00 per share and consideration consisting of all right, title and interest in and to certain intellectual property defined in the relevant Series A Preferred Stock Purchase Agreement dated as of the above closing date. Dr. Reid, an officer, director, and 5% stockholder of Eloquent, is also an officer, director, and shareholder of Rebop.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

     In August 2000, Alan Atlas exercised options to purchase 5,000 shares of the Company's Common Stock at a total exercise price of $5,000. The difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Markets for the date of exercise, (the "Net Value Realized") was $15,367.

     In October 2000, Abraham Kleinfeld exercised options to purchase 100,000 shares of the Company's Common Stock at a total exercise price of $100,000, with a Net Value Realized of $125,000.

     In November 2000, Marc Schnabolk exercised options to purchase 58,333 shares of the Company's Common Stock at a total exercise price of $58,333, with a Net Value Realized of $59,469,94.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          R. John Curson
                                          Secretary

April   , 2001

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is included with this Proxy Statement.

                                                                      APPENDIX A
                                 ELOQUENT, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                    AMENDED AND RESTATED AS OF JUNE 14, 2000

The Charter of the Audit Committee is established as follows:

PURPOSE:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Eloquent, Inc., a Delaware corporation (the "Company"), will be to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

COMPOSITION:

     The Committee will be comprised of three or more members of the Board. Such members will meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

     The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law and the rules and regulations of the Nasdaq Stock Market, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

          1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year. Such firm will be ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

          2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

          3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, to recommend that the Board replace the independent auditors.

          4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

          5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

          6. To review, with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

          7. To assist and interact with the independent auditors in order that they may carry out their duties in an efficient and cost-effective manner.

          8. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

          9. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

          10. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Committee, the independent auditors or senior management believe should be discussed privately with the Committee.

          11. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          12. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          13. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

          14. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

          15. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

MEETINGS:

     The Committee will hold at least two regular meetings per year and additional meetings as the Committee deems appropriate. The President and Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where her, his or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS:

     Minutes of each meeting will be kept and promptly distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                                                      APPENDIX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                     AMONG:

                                ELOQUENT, INC.,
                            A DELAWARE CORPORATION;

                            REBOP ACQUISITION CORP.,
                           A CALIFORNIA CORPORATION;

                               REBOP MEDIA, INC.,
                           A CALIFORNIA CORPORATION;

                                      AND

                   CERTAIN SHAREHOLDERS OF REBOP MEDIA, INC.

                            ------------------------

                          DATED AS OF OCTOBER 31, 2000
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit A    --   Designated Shareholders
Exhibit B    --   Certain Definitions
Exhibit C    --   Form of Shareholder Agreement
Exhibit D    --   Form of Amended and Restated Articles of Incorporation of
                  Surviving Corporation
Exhibit E    --   Directors and Officers of Surviving Corporation
Exhibit F    --   Form of Escrow Agreement
Exhibit G    --   Form of Reseller Agreement
Exhibit H    --   Persons to Sign Employment and Non Competition Agreement
Exhibit I    --   Form of Employment Agreement
Exhibit J    --   Form of Non Competition Agreement
Exhibit K    --   Form of Release
Exhibit L    --   Form of Spousal Consent

     Eloquent agrees to furnish supplementally a copy of any schedule listed above to the Commission upon request.

                                        1.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
SECTION 1.      Description of Transaction..................................   B-1
         1.1    Merger of Merger Sub into the Company.......................   B-1
         1.2    Effect of the Merger........................................   B-1
         1.3    Closing; Effective Time.....................................   B-1
         1.4    Articles of Incorporation and Bylaws; Directors and
                Officers....................................................   B-2
         1.5    Conversion of Shares........................................   B-2
         1.6    Employee Stock Options......................................   B-3
         1.7    Indemnification Escrow......................................   B-4
         1.8    Closing of the Company's Transfer Books.....................   B-4
         1.9    Exchange of Certificates....................................   B-4
         1.10   Dissenting Shares...........................................   B-5
         1.11   Tax Consequences............................................   B-5
         1.12   Accounting Treatment........................................   B-5
         1.13   Further Action..............................................   B-5
SECTION 2.      Representations and Warranties of the Company and the
                Designated Shareholders.....................................   B-6
         2.1    Organization; Good Standing and Qualification...............   B-6
         2.2    Subsidiaries................................................   B-6
         2.3    Articles of Incorporation and Bylaws; Records...............   B-6
         2.4    Capitalization, Voting Rights...............................   B-6
         2.5    Absence of Changes..........................................   B-7
         2.6    Title to Assets.............................................   B-8
         2.7    Bank Accounts...............................................   B-8
         2.8    Equipment; Leasehold........................................   B-8
         2.9    Proprietary Assets..........................................   B-9
         2.10   Contracts...................................................  B-10
         2.11   Liabilities.................................................  B-11
         2.12   Compliance with Legal Requirements..........................  B-12
         2.13   Governmental Authorizations.................................  B-12
         2.14   Tax Matters.................................................  B-12
         2.15   Employee and Labor Matters; Benefit Plans...................  B-13
         2.16   Environmental Matters.......................................  B-15
         2.17   Insurance...................................................  B-15
         2.18   Related Party Transactions..................................  B-15
         2.19   Legal Proceedings; Orders...................................  B-15
         2.20   Authority; Binding Nature of Agreement......................  B-16
         2.21   Non-Contravention; Consents.................................  B-16
         2.22   Full Disclosure.............................................  B-17
SECTION 3.      Representations and Warranties of Parent and Merger Sub.....  B-17
         3.1    SEC Filings; Financial Statements...........................  B-17
         3.2    Authority; Binding Nature of Agreement......................  B-17
         3.3    Valid Issuance..............................................  B-18
         3.4    Due Organization............................................  B-18
SECTION 4.      Certain Covenants of the Company and the Designated
                Shareholders................................................  B-18
         4.1    Access and Investigation....................................  B-18
         4.2    Pre-Closing Operation of the Company's Business.............  B-18
         4.3    Post-Trigger Operation of the Company's Business............  B-19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                              PAGE
                                                                              ----
         4.4    Notification; Updates to Disclosure Schedule................  B-20
         4.5    No Negotiation..............................................  B-20
         4.6    Reseller Agreement..........................................  B-20
SECTION 5.      Additional Covenants of the Parties.........................  B-21
         5.1    Filings and Consents........................................  B-21
         5.2    Proxy Statement.............................................  B-21
         5.3    Securities Law Exemption; Company Shareholder Approval......  B-21
         5.4    Registration of Shares......................................  B-22
         5.5    Parent Stockholders' Meeting................................  B-22
         5.6    Public Announcements........................................  B-23
         5.7    Best Efforts................................................  B-23
         5.8    Tax Matters.................................................  B-23
         5.9    Employment and Non-Competition Agreements...................  B-23
         5.10   Termination of Agreements...................................  B-23
         5.11   FIRPTA Matters..............................................  B-23
         5.12   Release.....................................................  B-23
         5.13   Notification of Product Installation........................  B-23
SECTION 6.      Conditions Precedent to Obligations of Parent and Merger
                Sub.........................................................  B-23
         6.1    Product Installation........................................  B-23
         6.2    Accuracy of Representations.................................  B-24
         6.3    Performance of Covenants....................................  B-24
         6.4    Shareholder Approval........................................  B-24
         6.5    Consents....................................................  B-24
         6.6    Agreements and Documents....................................  B-24
         6.7    FIRPTA Compliance...........................................  B-25
         6.8    Permit; Compliance with Section 3(a)(10) of the Securities
                Act.........................................................  B-25
         6.9    No Restraints...............................................  B-25
         6.10   No Legal Proceedings........................................  B-25
SECTION 7.      Conditions Precedent to Obligations of the Company..........  B-25
         7.1    Accuracy of Representations.................................  B-25
         7.2    Performance of Covenants....................................  B-25
         7.3    Documents...................................................  B-26
         7.4    No Restraints...............................................  B-26
SECTION 8.      Termination.................................................  B-26
         8.1    Termination Events..........................................  B-26
         8.2    Termination Procedures......................................  B-26
         8.3    Effect of Termination.......................................  B-27
SECTION 9.      Indemnification, etc........................................  B-27
         9.1    Survival of Representations, etc. ..........................  B-27
         9.2    Indemnification.............................................  B-27
         9.3    Threshold; Ceiling..........................................  B-28
         9.4    Administration of Claims....................................  B-28
         9.5    No Contribution.............................................  B-28
         9.6    Interest....................................................  B-28
         9.7    Defense of Third Party Claims...............................  B-28
         9.8    Exercise of Remedies by Indemnitees Other Than Parent.......  B-29

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                              PAGE
                                                                              ----
SECTION 10.     Miscellaneous Provisions....................................  B-29
         10.1   Company Shareholders' Agent.................................  B-29
         10.2   Further Assurances..........................................  B-29
         10.3   Fees and Expenses...........................................  B-29
         10.4   Attorneys' Fees.............................................  B-29
         10.5   Notices.....................................................  B-29
         10.6   Confidentiality.............................................  B-30
         10.7   Time of the Essence.........................................  B-30
         10.8   Headings....................................................  B-30
         10.9   Counterparts................................................  B-30
         10.10  Governing Law...............................................  B-30
         10.11  Successors and Assigns......................................  B-30
         10.12  Remedies Cumulative; Specific Performance...................  B-31
         10.13  Waiver......................................................  B-31
         10.14  Amendments..................................................  B-31
         10.15  Severability................................................  B-31
         10.16  Parties in Interest.........................................  B-31
         10.17  Entire Agreement............................................  B-31
         10.18  Construction................................................  B-31

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 31, 2000, by and among ELOQUENT, INC., a Delaware corporation ("Parent"), REBOP ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), REBOP MEDIA, INC., a California corporation (the "Company") and the parties identified on Exhibit A (the "Designated Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. The Designated Shareholders own a total of 6,000,000 shares of the Common Stock (with no par value) of the Company ("Company Common Stock"), constituting 85.1% percent of the outstanding Company Common Stock. Contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder is executing and delivering to Parent a Shareholder Agreement of even date herewith in the form of Exhibit C.

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1. Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after which the last condition set forth in Sections 6 and 7 has been fulfilled or waived. Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of California (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit D;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit E.

1.5 Conversion of Shares.

     (a) Subject to Section 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company (the "Company Shareholders"):

          (i) Any shares of Company Common Stock or Company Preferred Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (ii) Any shares of Company Common Stock or Company Preferred Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(c), 1.5(d) and 1.5(e), each share of Company Common Stock or Company Preferred Stock then outstanding (together with any associated Rights) shall be converted into the portion of a share of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.5(b); and

          (iv) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b) The "Exchange Ratio" shall be calculated as follows:

                                                                            LOGO

where:
                P          =    the average of the closing sale prices of a share of Parent
                                Common Stock as reported on the Nasdaq National Market for each of the 20 consecutive trading days ending three days
                                prior to the Trigger Date, as defined in Section 6.1 (the
                                "Final Share Price");
                   Common  =    the total number of shares of Company Common Stock
                                outstanding as of the Effective Time;
                 Options   =    the total number of shares of Company Preferred Stock
                                outstanding as of the Effective Time.
                Preferred  =    the total number of shares of Rebop Preferred Stock
                                outstanding as of the Effective Time.

     (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

     (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.8), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

     (f) Notwithstanding anything to the contrary in this Agreement, Parent shall have the option to acquire all of the outstanding capital stock of the Company for cash rather than for shares of Parent Common Stock. In the event Parent shall so elect, (i) Parent and the Company will use their best efforts to make such modifications to the structure of this transaction and to this Agreement as is necessary to so provide, (ii) Parent shall acquire all of the outstanding capital stock of the Company for thirteen million six hundred thousand dollars ($13,600,000) in cash, (iii) the transaction shall be a taxable transaction and would be accounted for as a "purchase" and (iv) Parent shall not assume any stock options, warrants or other convertible securities of the Company and all such options, warrants and other convertible securities shall terminate upon the Closing unless exercised prior to the Closing.

     1.6 Employee Stock Options.

     (a) At the Effective Time, each stock option that is then outstanding under the Company's 2000 Equity Incentive Plan, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 2000 Equity Incentive Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time:

          (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock;

          (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock;

          (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and

          (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time.

     (b) The Company and Parent shall take all action that may be necessary (under the Company's 2000 Equity Incentive Plan and otherwise) to effectuate the provisions of this Section 1.6.

     (c) Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, within 90 days after the Closing Date, a registration statement on Form S-8 registering the exercise of the Company Options assumed by Parent pursuant to this Section 1.6.

     1.7 Indemnification Escrow. At the Effective Time, ten percent of the total number of shares of Parent Common Stock to be issued in the Merger pursuant to Sections 1.5(a) and 1.6 (such shares being the "Escrow Shares") shall be deposited into escrow pursuant to an Escrow Agreement in the form of Exhibit F (the "Escrow Agreement"). The Escrow Shares so deposited shall be referred to herein as the Escrow Fund. The Escrow Shares shall be deducted from each Company Shareholder's proportionate shares of the shares of Parent Common Stock issuable in the Merger on a pro rata basis at or immediately following the Effective Time, The Escrow Shares will be paid out to the extent and upon the terms set forth in the Escrow Agreement.

     1.8 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

     1.9 Exchange of Certificates.

     (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this
Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10 Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.9(a)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.9(a)).

     (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

     1.13 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company and the Designated
           Shareholders

     The Company and the Designated Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

     2.1 Organization; Good Standing and Qualification.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

     (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Rebop Media, Inc."

     (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

     (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

     2.2 Subsidiaries. The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.2 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.3 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.3 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.4 Capitalization, Voting Rights.

     (a) The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Common Stock (with no par value), of which 7,050,000 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,000,000 shares of Preferred Stock (with no par value), all of which have been designated "Series A Preferred Stock," of which 1,5000,000 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock is convertible into one share of Company Common Stock. Part 2.4 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

     (b) Under the Company's 2000 Equity Incentive Plan, (i) the Company has reserved 2,350,000 shares of Company Common Stock for issuance under its 2000 Equity Incentive Plan, (ii) 900,000 shares have been issued pursuant to the exercise of outstanding options and (iii) an option to purchase 900,000 shares has been granted. Except as set forth in Part 2.4 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and the Designated Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (c) All of the outstanding shares of Company Common Stock and Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Company Common Stock and Series A Preferred Stock, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (d) No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

     (e) Except as set forth in Part 2.4 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since inception of the Company:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company and the Designated Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for the currently outstanding Company Common Stock and Series A Preferred Stock), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.4 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 2000 Equity Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not amended or prematurely terminated, or waived any material right or remedy under, any Material Contract (as defined in Section 2.10(a));

          (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (n) the Company has not made any Tax election;

          (o) the Company has not commenced or settled any Legal Proceeding;

          (p) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.6 Title to Assets.

     (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets referred to in Parts 2.1, 2.7 and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (ii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7 Bank Accounts. Part 2.7 of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

     2.8 Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9 Proprietary Assets.

     (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than ten thousand dollars ($10,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

     (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

     (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Designated Shareholders, there is no basis for any such claim. The Company has established adequate reserves to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

     (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

     2.10 Contracts.

     (a) Part 2.10 of the Disclosure Schedule identifies:

          (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

          (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
     (C) develop or distribute any technology;

          (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

          (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

          (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

          (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

          (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of ten thousand dollars ($10,000) in the aggregate, or (B) the performance of services having a value in excess of ten thousand dollars ($10,000) in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

     (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

          (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, no other Person has violated or breached, or committed any default under, any Company Contract;

          (ii) to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or
     (D) give any Person the right to cancel, terminate or modify any Company Contract;

          (iii) since the date of the Company's inception, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

          (iv) the Company has not waived any of its material rights under any Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

     (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

     (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since the date of the Company's inception.

     (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

     2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company's balance sheet; (b) accounts payable or accrued salaries that have been incurred by the Company in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 Compliance With Legal Requirements. The Company is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since inception, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since inception which have been requested by Parent.

     (b) The Company's financial statements fully and accurately accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period prior to the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

     (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of twenty five thousand dollars ($25,000) in the aggregate.

     (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

     (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has delivered to Parent:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

          (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not required to be, and, to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

     (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Designated Shareholders is aware of any reason why any such determination letter should be revoked.

     (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

     (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and none of the Designated Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since inception been, indebted to the Company; (c) since inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since inception been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

     (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the actual knowledge of the Designated Shareholders without inquiry or investigation, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 Authority; Binding Nature of Agreement.

     (a) The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (b) The respective spouses of the Designated Shareholders have the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents being executed by them pursuant to
Section 6.6(n). Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
     (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Full Disclosure.

     (a) This Agreement (including the Disclosure Schedule) does not, and the Designated Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement (as defined in Section 5.2) is mailed to the stockholders of Parent or at the time of the Parent Stockholders' Meeting (as defined in Section 5.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     (c) The information supplied by the Company for inclusion in either the Reg. D Information Statement (as defined in Section 5.3(b)) or the 3(a)(10) Information Statement (as defined in Section 5.3(c)) (either such Information Statement, the "Information Statement"), if any Information Statement is required , will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub jointly and severally represent and warrant to the Company and the Designated Shareholders as follows:

     3.1 SEC Filings; Financial Statements.

     (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between February 15, 2000 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of (i) Parent and Merger Sub and their respective boards of directors and (ii) the stockholders of Parent. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.4 Due Organization. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and State of California, respectively. Each of the Parent and the Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

SECTION 4. Certain Covenants of the Company and the Designated Shareholders

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period") and upon reasonable notice, the Company shall, and shall cause its Representatives to:
(a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 Pre-Closing Operation of the Company's Business. During the Pre-Closing
Period:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than monthly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees, consultants or other service providers pursuant to its 2000 Equity Incentive Plan, (y) to issue Company Common Stock to eligible participants upon the exercise of outstanding Company Options, and (z) to issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock);

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 2000 Equity Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

          (h) neither the Company nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock);

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not change any of its methods of accounting or accounting practices in any material respect; and

          (k) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(j)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(j)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3 Post-Trigger Operation of the Company's Business. In addition, during the portion of the Pre-Closing period occurring from the Trigger Date (as defined in Section 6.1) through the Effective Time (the "Post-Trigger Period"):

          (a) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Post-Trigger Period, do not exceed $10,000 per month;

          (b) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, other than the Reseller Agreement defined in Section 4.6 below, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

          (c) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (d) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money;

          (e) the Company shall not (i) establish, adopt or amend any Employee Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

          (f) the Company shall not make any Tax election;

          (g) the Company shall not commence or settle any material Legal Proceeding; and

          (h) the Company shall not agree or commit to take any of the actions described in clauses "(a)" through "(g)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(a)" through "(g)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.4 Notification; Updates to Disclosure Schedule.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Designated Shareholders in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Designated Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.5 No Negotiation. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall, directly or indirectly:

     (a) enter into any agreement, understanding or arrangement relating to any Acquisition Proposal;

     (b) consider, or engage in any discussions or negotiations relating to, any Acquisition Proposal;

     (c) provide any information regarding the Company or its business or operations to any party (other than to representatives of the Parent);

     (d) solicit or encourage the submission of any Acquisition Proposal; or

     (e) permit any representative or affiliate of the Company or of any the Company's shareholders to do any of the foregoing.

     The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Proposal that is received by the Company or any of the Designated Shareholders during the Pre-Closing Period.

     4.6 Reseller Agreement. On the Trigger Date, if the Trigger Notice is sent by Parent to the Company, Parent and the Company will enter into the Reseller Agreement in substantially the form attached hereto as Exhibit G, with such modifications as Parent and the Company may mutually agree upon.

SECTION 5. Additional Covenants of the Parties

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 Proxy Statement. At such time as Parent shall elect, but no later than as promptly as practicable after the Trigger Date (as defined in Section 6.1), Parent and the Company shall prepare and cause to be filed with the SEC a preliminary proxy statement for review in connection with the definitive proxy statement (the "Proxy Statement") to be sent to the Parent's stockholders in connection with the Parent's Stockholders' Meeting. Parent and the Company shall use all reasonable efforts to cause the preliminary proxy statement and Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent shall use all reasonable efforts to file the Proxy Statement as promptly as practicable after the SEC confirms it is not reviewing the preliminary proxy statement or after the SEC has provided clearance for filing the Proxy Statement, and, once filed, to cause the Proxy Statement to be mailed to Parent's stockholders. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.2. If any event relating to the Company occurs, or if the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC.

     5.3 Securities Law Exemption; Company Shareholder Approval. Parent and the Company intend for the issuance of the shares of Parent Common Stock in connection with the Merger to be exempt from the registration requirements of
Section 5 of the Securities Act, as set forth in either Section 5.3(a), (b) or
(c) below.

     (a) If the issuance qualifies as exempt from the Securities Act pursuant to Regulation D of the Securities Act (such exemption from the Securities Act, a "Reg. D Offering") and all Company Shareholders are "accredited investors" (as such term is defined in Rule 501 of the Securities Act), then as promptly as practicable after the Trigger Date, the Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its shareholders for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting").

     (b) If the issuance qualifies as a Reg. D Offering, but there are Company Shareholders who are not "accredited investors," then:

          (i) as promptly as possible after the Trigger Date, the Company and Parent shall prepare an information statement that complies with Rule 502 of the Securities Act (the "Reg. D Information Statement"), including the recommendation of the board of directors of the Company in favor of the Merger; and

          (ii) as promptly as practicable upon completion of the Reg. D Information Statement, the Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold the Company Shareholders' Meeting.

     (c) If, however, the issuance does not qualify as a Reg. D Offering, then the Parent and the Company intend to qualify the issuance of the shares of Parent Common Stock as exempt pursuant to Section 3(a)(10) of the Securities Act. Such exemption shall be obtained as follows:

          (i) As promptly as practicable after the Trigger Date, the Company and Parent shall prepare and cause to be filed with the California Commissioner of Corporations (the "California Commissioner") a permit application under
     Section 25121 of the California Corporations Code, and a related information statement or other disclosure document (the "3(a)(10) Information Statement"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the California Corporations Code (the "Fairness Hearing"). The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that Parent shall not be required to modify any of the material terms of the Merger in order to cause the California Commissioner to approve the fairness of such terms and conditions. The Company shall provide and include in the 3(a)(10) Information Statement such information relating to the Company as may be required pursuant to the rules of the California Commissioner. The 3(a)(10) Information Statement shall include the recommendation of the board of directors of the Company in favor of the Merger.

          (ii) As soon as practicable following the Fairness Hearing, the Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold the Company Shareholders' Meeting. As soon as permissible under the rules of the California Commissioner, the Company shall cause a copy of the Information Statement to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting.

     (d) Without limiting the generality or the effect of anything contained in the Shareholder Agreements being executed and delivered by the Designated Shareholders to Parent contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

     5.4 Registration of Shares. If the issuance qualifies as a Reg. D Offering pursuant to Sections 5.3(a) or (b) above, Parent will, no later than 120 days following the Closing, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act with respect to the registration of the shares of Common Stock issuable to the Company Shareholders in connection with the transactions contemplated by this Agreement (the "Registration Statement"). Parent will, and will cause its accountants and lawyers to, cause the Registration Statement to be declared effective as promptly as practicable after filing with the SEC, and the Registration Statement shall be kept effective continuously for a period of one year following the Closing Date. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the date on which the Registration Statement is declared effective by the SEC any event in respect of Parent, its officers and directors, or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, any such amendment or supplement to the Registration Statement shall be promptly filed with the SEC. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     5.5 Parent Stockholders' Meeting. Parent shall take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as soon as practicable after the filing of the Proxy Statement (but in no event earlier than ten days following the filing). Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

     5.6 Public Announcements. During the Pre-Closing Period, (a) neither the Company nor any of the Designated Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.7 Best Efforts. During the Pre-Closing Period, (a) the Company and the Designated Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.8 Tax Matters. Prior to the Closing, (a) the Company shall execute and deliver, to Cooley Godward LLP and to White & Lee LLP, tax representation letters in a form reasonably acceptable to both Company and Parent (which will be used in connection with the legal opinions contemplated by Sections 6.6(h) and 7.3(b)), and (b) each of the Designated Shareholders shall execute and deliver to Parent a Continuity of Interest Certificate in a form reasonably acceptable to both Company and Parent.

     5.9 Employment and Non-Competition Agreements. At or prior to the Closing, each of the individuals identified on Exhibit H shall execute and deliver to the Company and Parent an Employment Agreement in the form of Exhibit I and a Non-competition Agreement in the form of Exhibit J. The Company shall use all commercially reasonable efforts to cause each of the other individuals identified on Exhibit H to execute and deliver to the Company and Parent, at the Closing, an Employment Agreement in the form of Exhibit I and a Non-competition Agreement in the form of Exhibit J.

     5.10 Termination of Agreements. Prior to the Closing, the Company shall enter into an agreement with the required majority of the holders of Company Common Stock and Preferred Stock, reasonably satisfactory in form and content to Parent (and conditioned and effective on the Closing), terminating all of the rights of the holders of Company Common Stock and Preferred Stock under (i) the Co-Sale Agreement dated as of the date hereof between the Company and certain Company Shareholders, and (ii) the Investor Rights Agreement dated as of the date hereof between the Company and certain Company Shareholders.

     5.11 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 -- 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section
1.897 -- 2(h)(2) of the United States Treasury Regulations.

     5.12 Release. At the Closing, each of the Designated Shareholders shall execute and deliver to the Company a Release in the form of Exhibit K.

     5.13 Notification of Product Installation. Within 5 business days of the Company installing its live webcasting software product (the "Software") on a third customer Website, the Company shall provide Parent with notice thereof and contact information for each such customer (the date the Company so notifies Parent shall be referred to herein as the "Notification Date").

SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Product Installation. Parent shall have 15 days from the Notification Date to contact the Company's customers of the Software and verify the installation and satisfactory operation of the Software. No later than the 15th day following the Notification Date, Parent shall send written notice to the Company of its intention to consummate the transactions contemplated by this Agreement (the "Trigger Notice") if its Board of Directors shall have determined that the acquisition of the Company is in the best interest of Parent and its stockholders (the date the Trigger Notice is sent to the Company shall be referred to herein as the "Trigger Date").

     6.2 Accuracy of Representations. Each of the representations and warranties made by the Company and the Designated Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

     6.3 Performance of Covenants. All of the covenants and obligations that the Company and the Designated Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.4 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) 95% of the shares of Company Common Stock entitled to vote with respect thereto, and (b) all of the shares of Series A Preferred Stock entitled to vote with respect thereto. The principal terms of the Merger shall have been duly approved by the affirmative vote of the holders of Parent Common Stock required by applicable Legal Requirements, including Section (c)(25)(G)(i)(c)(1) of Rule 4310 promulgated by the National Association of Securities Dealers, Inc.

     6.5 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Employment Agreements in the form of Exhibit I, executed by the individuals identified on Exhibit H;

          (b) Non-competition Agreements in the form of Exhibit J, executed by the individuals identified on Exhibit H;

          (c) a Release in the form of Exhibit K, executed by the Designated Shareholders;

          (d) the agreement referred to in Section 5.10, executed by certain Company Shareholders;

          (e) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

          (f) the statement referred to in Section 5.11(a), executed by the Company;

          (g) Continuity of Interest Certificates in a form reasonably acceptable to both Company and Parent, executed by the Designated Shareholders;

          (h) a legal opinion of White & Lee LLP, dated as of the Closing Date, in a form reasonably acceptable to both Company and Parent;

          (i) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 6.6(g));

          (j) a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer certifying that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "Company's Closing Certificate"); and

          (k) a certificate executed by the Designated Shareholders and containing the representation and warranty of each Designated Shareholder that each of the representations and warranties set forth in Section 2 (as qualified to knowledge as set forth in each such representation and warranty) is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.2, 6.3,
     6.4 and 6.5 have been duly satisfied (the "Designated Shareholders' Closing Certificate");

          (l) an Escrow Agreement in the form of Exhibit F executed by the Designated Shareholders and the Company Shareholders' Agent; and

          (m) written resignations of all directors of the Company, effective as of the Effective Time.

          (n) Spousal Consents, in the form attached as Exhibit L, executed by the spouses of the Designated Shareholders.

          (o) Reseller Agreement in the form of Exhibit G executed by Parent and the Company.

     6.7 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.11(b).

     6.8 Permit; Compliance With Section 3(a)(10) of the Securities Act. To the extent a Fairness Hearing was required to be held as set forth in Section 5.3(c), the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to Section 25142 of the California Corporations Code) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied.

     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.10 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

SECTION 7. Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Documents. The Company shall have received the following documents:

          (a) a letter executed by ChaseMellon Shareholder Services, as transfer agent, of the Parent Common Stock, stating that it has received irrevocable instructions from Parent to issue the Parent Common Stock in the names of the Company Shareholders, and that it will forward validly executed share certificates covering the Parent Common Stock in the names of each of the Company Shareholders.

          (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in a form reasonably acceptable to both Company and Parent;

          (c) an Escrow Agreement; and

          (d) to the extent the parties intend to qualify the Merger as tax free-reorganization, a legal opinion of White & Lee LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 6.6(g)).

     7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8. Termination

     8.1 Termination Events. This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if Parent has not sent the written notification required by Section 6.1 by the 15th day following the Notification Date;

          (c) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (d) by Parent if the Closing has not taken place on or before the date that is 120 days following the Trigger Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (e) by the Company if the Closing has not taken place on or before the date that is 120 days following the Trigger Date (other than as a result of the failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (f) by the mutual consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(d), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to
Section 8.1(b), Section 8.1(c) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.6.

SECTION 9. Indemnification, etc.

     9.1 Survival of Representations, etc.

     (a) The representations and warranties made by the Company and the Designated Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company's Closing Certificate and the Designated Shareholders' Closing Certificate) shall survive the Closing and shall expire on the six month anniversary of the Closing Date; provided, however, that if, at any time prior to the six month anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Designated Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Designated Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the six month anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties made by Parent and Merger Sub (including the representations and warranties set forth in Section 3) shall survive the Closing and shall expire on the six month anniversary of the Closing Date.

     (b) The representations, warranties, covenants and obligations of the Company and the Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Designated Shareholders in this Agreement.

     9.2 Indemnification.

     (a) From and after the Effective Time (but subject to Section 9.1(a) and
Section 9.3), the Company and the Designated Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company's or the Designated Shareholders' Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     (b) The Designated Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 Threshold; Ceiling.

     (a) The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds fifty thousand dollars ($50,000) in the aggregate. If the total amount of such Damages exceeds fifty thousand dollars ($50,000), then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all such Damages.

     (b) For all Company Shareholders, the maximum liability under Section 9.2(a), other than for Damages arising from or resulting of the Company's or the Designated Shareholder's fraud, shall be the pro rata share of such Company Shareholder in the Escrow Fund.

     9.4 Administration of Claims. All claims for indemnification by any Indemnitee pursuant to this Section 9 shall be made in accordance with the provisions of the Escrow Agreement.

     9.5 No Contribution. Each Designated Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.

     9.6 Interest. Any Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Designated Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding, subject to the threshold limitations set forth in Section 9.3:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Designated Shareholders;

          (b) each Designated Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Company Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Company Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Company Shareholders' Agent shall not limit any of the obligations of the Designed

Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

Section 10. Miscellaneous Provisions

     10.1 Company Shareholders' Agent. Clifford A. Reid is hereby designated as the Company Shareholders' Agent for purposes of Section 9 (the "Company Shareholders' Agent"), and shall have the powers and duties set forth in the Escrow Agreement. Parent shall be entitled to deal exclusively with the Company Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company Shareholder by the Company Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Company Shareholder by the Company Shareholders' Agent, as fully binding upon such Company Shareholder. If the Company Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company Shareholders, then the Company Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Company Shareholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Company Shareholders' Agent at any time, all references herein to the Company Shareholders' Agent shall be deemed to refer to the Designated Shareholders. For purposes of this Section 10.1, all references to "Company Shareholders" shall be deemed to include the Designated Shareholders.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided, however, that, if the Closing hereunder occurs, then Parent shall pay all such fees, costs and expenses of the Company on or before the Closing.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        IF TO PARENT:

           Eloquent, Inc.
           2000 Alameda de las Pulgas, Suite 100
           San Mateo, California 94403
           Fax: (650) 294-6500
           Attention: Abe Kleinfeld and John Curson

           with a copy to:

           Cooley Godward LLP
           One Maritime Plaza, 20th Floor
           San Francisco, California 94111
           Fax: (415) 951-3699
           Attention: Kenneth L. Guernsey and Jodie M. Bourdet

        IF TO THE COMPANY:

           Rebop Media, Inc.
           60 East Third Ave., #201
           San Mateo, CA 94401
           Fax: (650) 373-0480
           Attention: Clifford A. Reid

           with a copy to:

           White & Lee LLP
           545 Middlefield Road, Suite 250
           Menlo Park, California 94025
           Fax: (650) 470-4099
           Attention: David R. Lee

        IF TO ANY OF THE DESIGNATED SHAREHOLDERS OR COMPANY SHAREHOLDERS:

           Rebop Media, Inc.
           60 East Third Ave., #201
           San Mateo, CA 94401
           Fax: (650) 373-0480
           Attention: Clifford A. Reid

     10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.6, on and at all times after the Closing Date, each Designated Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of the Company or Parent.

     10.7 Time of the Essence. Time is of the essence of this Agreement.

     10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.11 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company Shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.18 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of October 31, 2000.

ELOQUENT, INC.,                                        REBOP ACQUISITION CORP.,
a Delaware corporation                                 a California corporation

By: /s/ ABRAHAM KLEINFELD                              By: /s/ ABRAHAM KLEINFELD
                                                       -----------------------------------------------------
-----------------------------------------------------      Abraham Kleinfeld
    Abraham Kleinfeld                                      Chief Executive Officer
    Chief Executive Officer

CLIFFORD REID                                          REBOP MEDIA, INC.,
                                                       a California corporation

By: /s/ CLIFFORD REID                                  By: /s/ CLIFFORD REID
                                                       -----------------------------------------------------
-----------------------------------------------------      Clifford Reid
                                                           Chief Executive Officer

BRETT JOHNSON                                          NEIL RUTTA

/s/ BRETT JOHNSON                                      /s/ NEIL RUTTA
-----------------------------------------------------  -----------------------------------------------------

KENNETH GRANT                                          CHARLES ANDERSON

/s/ KENNETH GRANT                                      /s/ CHARLES ANDERSON
-----------------------------------------------------  -----------------------------------------------------

                                   EXHIBIT A

                            DESIGNATED SHAREHOLDERS

                                                              NUMBER OF SHARES
                            NAME                               (COMMON STOCK)
                            ----                              ----------------
Clifford A. Reid, Ph.D......................................     2,000,000
Kenneth Grant...............................................     1,000,000
Charles R. Anderson.........................................     1,000,000
Neil Rutta..................................................     1,000,000
Brett M. Johnson............................................     1,000,000
                                                                 ---------
          TOTAL:............................................     6,000,000

                                        1.

                                   EXHIBIT B

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit B):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving (i) any merger, consolidation, reorganization, recapitalization or similar transaction involving the Company or any of its affiliates, (ii) any transfer or issuance of more than 25% of the capital stock of the Company or any of its affiliates or securities convertible into the capital stock of the Company or any of its affiliates (other than upon the exercise or conversion of outstanding options, warrants or other convertible securities) or (iv) any transaction that may be inconsistent with or that may have an adverse effect upon the Merger.

     Acquisition Proposal. "Acquisition Proposal" shall mean any proposal, plan, agreement, understanding or arrangement contemplating: any Acquisition Transaction.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

                                        1.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Designated Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

                                        2.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                        3.

                                   EXHIBIT C

                         FORM OF SHAREHOLDER AGREEMENT

                                        1.

                                   EXHIBIT D

                    FORM OF AMENDED AND RESTATED ARTICLES OF
                     INCORPORATION OF SURVIVING CORPORATION

                                        1.

                                   EXHIBIT E

                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

                                        1.

                                   EXHIBIT F

                            FORM OF ESCROW AGREEMENT

                                        1.

                                   EXHIBIT G

                           FORM OF RESELLER AGREEMENT

                                        1.

                                   EXHIBIT H

           PERSONS TO SIGN EMPLOYMENT AND NON COMPETITION AGREEMENTS

1. Clifford A. Reid

2. Kenneth Grant

3. Charles Anderson

4. Neal Rutta

5. Brett M. Johnson

6. Murray Low

                                        1.

                                   EXHIBIT I

                          FORM OF EMPLOYMENT AGREEMENT

                                        1.

                                   EXHIBIT J

                       FORM OF NON COMPETITION AGREEMENT

                                        1.

                                   EXHIBIT K

                                FORM OF RELEASE

                                        1.

                                   EXHIBIT L

                            FORM OF SPOUSAL CONSENT

                                        1.

                                                                      APPENDIX C

                                 ELOQUENT, INC.

                           1999 EQUITY INCENTIVE PLAN

                            ADOPTED OCTOBER 21, 1999
                   APPROVED BY STOCKHOLDERS NOVEMBER 19, 1999
                       TERMINATION DATE: OCTOBER 21, 2009
       AMENDED BY THE BOARD OF DIRECTORS SUBJECT TO STOCKHOLDER APPROVAL

 1. PURPOSES.

     (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock. The Plan also provides for non-discretionary grants of Nonstatutory Stock Options to Non-Employee Directors of the Company.

     (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

 2. DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "BOARD" means the Board of Directors of the Company.

     (c) "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

     (e) "COMMON STOCK" means the common stock of the Company.

     (f) "COMPANY" means Eloquent, Inc., a Delaware corporation.

     (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

     (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) "DIRECTOR" means a member of the Board of Directors of the Company.

     (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "IPO DATE" means the effective date of the initial public offering of the Company's Common Stock.

     (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (r) "NON-EMPLOYEE DIRECTOR OPTION" means a Non-Statutory Stock Option granted pursuant to Section 7 hereof.

     (s) "NON-EMPLOYEE DIRECTOR OPTION AGREEMENT" means a written agreement between the Company and a Non-Employee Director evidencing the terms and conditions of a Non-Employee Director Option grant. Each Non-Employee Director Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (v) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (w) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (x) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (y) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (z) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (aa) "PLAN" means this Eloquent, Inc. 1999 Equity Incentive Plan.

     (bb) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (dd) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

     (ee) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (ff) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

 3. ADMINISTRATION.

     (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

     (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 13.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) DELEGATION TO COMMITTEE.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

 4. SHARES SUBJECT TO THE PLAN.

     (a) SHARE RESERVE. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the initial reserve amount set forth below (the "Initial Reserve Amount"), plus an annual increase to be added each January 1, beginning January 1, 2001, equal to four percent (4.0%) of the total number of shares of Common Stock outstanding on such January
1. Notwithstanding the foregoing, the Board may designate a smaller number of shares of Common Stock to be added to the share reserve as of a particular January 1. The Initial Reserve Amount shall be equal to that number of shares of Common Stock that, as of the IPO Date, is reserved under the Company's 1995 Equity Incentive Plan and 1997 Equity Incentive Plan and has not been reserved for outstanding stock awards under such plans or issued under such plans. For purposes of complying with the requirements of Section 422 of the Code, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options under this Plan shall be two hundred fifty thousand (250,000) shares multiplied by the number of years of the term of this Plan, or an aggregate of two million five hundred thousand (2,500,000) shares. Notwithstanding the foregoing, the Company shall have no obligation to grant any Incentive Stock Options under the Plan.

     (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. In addition, if any stock award issued under the Company's 1995 Equity Incentive Plan and 1997 Equity Incentive Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such stock award shall revert to and again become available for issuance under this Plan.

     (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

 5. ELIGIBILITY.

     (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

     (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two million five hundred thousand (2,500,000) shares of the Common Stock during any calendar year.

     (d) CONSULTANTS. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

 6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option)
     (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three
     (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of
     (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
     (ii) the Optionholder dies within the period (if any) specified in the

     Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

          (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

          Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

 7. NON-EMPLOYEE DIRECTOR STOCK OPTIONS.

     Without any further action of the Board, each Non-Employee Director shall be granted Nonstatutory Stock Options as described in subsections 7(a) and 7(b) (collectively, "Non-Employee Director Options"). Each Non-Employee Director Option shall include the substance of the terms set forth in subsections 7(c) through 7(k).

          (a) INITIAL GRANTS. After the IPO Date, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth herein. For purposes of the foregoing sentence, on the IPO Date, each person then serving as a Non-Employee Director and who has not previously been granted options to acquire Common Stock shall be deemed to have been initially elected as a Non-Employee Director on such date.

          (b) ANNUAL GRANTS. After the IPO Date, each person who is a Non-Employee Director on the Board on the day after the annual stockholders' meeting, shall, on that date, be granted an Annual Grant to purchase up to ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein, provided, that for the year 2001 only, the Annual Grant shall be a stock option to purchase up to fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth herein. Notwithstanding the foregoing, the number of shares of Common Stock subject to an Annual Grant to a Non-Employee Director that has not served in that capacity for the entire period since the preceding annual stockholders' meeting shall be reduced, pro rata, for each full quarter the person did not serve during such period.

          (c) TERM. Each Non-Employee Director Option shall have a term of ten
     (10) years from the date it is granted.

          (d) EXERCISE PRICE. The exercise price of each Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Non-Employee Director Option on the date of grant. Notwithstanding the foregoing, a Non-Employee Director Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Non-Employee Director Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (e) VESTING. Each Initial Grant shall vest one-third ( 1/3) per year from the date on which it is granted. Each Annual Grant shall vest one year from the date on which it is granted.

          (f) CONSIDERATION. The purchase price of stock acquired pursuant to a Non-Employee Director Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (ii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the Non-Employee Director Option Agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (g) TRANSFERABILITY. A Non-Employee Director Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Non-Employee Director only by the Non-Employee Director. Notwithstanding the foregoing, the Non-Employee Director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Non-Employee Director, shall thereafter be entitled to exercise the Non-Employee Director Option.

          (h) TERMINATION OF CONTINUOUS SERVICE. In the event a Non-Employee Director's Continuous Service terminates (other than upon the Non-Employee Director's death or Disability), the Non-Employee Director may exercise his or her Non-Employee Director Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three
     (3) months following the termination of the Non-Employee Director's Continuous Service, or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Non-Employee Director does not exercise his or her Non-Employee Director Option within the time specified in the Non-Employee Director Option Agreement, the Non-Employee Director Option shall terminate.

          (i) EXTENSION OF TERMINATION DATE. If the exercise of the Non-Employee Director Option following the termination of the Non-Employee Director's Continuous Service (other than upon the Non-Employee Director's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Non-

     Employee Director Option shall terminate on the earlier of (i) the expiration of the term of the Non-Employee Director Option set forth in subsection 7(c) or (ii) the expiration of a period of three (3) months after the termination of the Non-Employee Director's Continuous Service during which the exercise of the Non-Employee Director Option would not violate such registration requirements.

          (j) DISABILITY OF NON-EMPLOYEE DIRECTOR. In the event a Non-Employee Director's Continuous Service terminates as a result of the Non-Employee Director's Disability, the Non-Employee Director may exercise his or her Non-Employee Director Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Non-Employee Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

          (k) DEATH OF NON-EMPLOYEE DIRECTOR. In the event (i) a Non-Employee Director's Continuous Service terminates as a result of the Non-Employee Director's death or (ii) the Non-Employee Director dies within the three-month period after the termination of the Non-Employee Director's Continuous Service for a reason other than death, then the Non-Employee Director Option may be exercised (to the extent the Non-Employee Director was entitled to exercise the Non-Employee Director Option as of the date of death) by the Non-Employee Director's estate, by a person who acquired the right to exercise the Non-Employee Director Option by bequest or inheritance or by a person designated to exercise the Non-Employee Director Option upon the Non-Employee Director's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after death, the Non-Employee Director Option is not exercised within the time specified herein, the Non-Employee Director Option shall terminate.

 8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

     (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

     (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either:
     (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

 9. COVENANTS OF THE COMPANY.

     (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

     (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock at rates in excess of the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum number of securities subject to award to any person pursuant to subsection 5(c), the prescribed number of shares subject to award to any person pursuant to Section 7, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) CHANGE IN CONTROL. In the event of (i) a dissolution, liquidation or sale of substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the time during which such Stock Awards may be exercised shall be accelerated, and the Stock Awards terminated if not exercised prior to such event.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

     (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the

Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

15. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the date on which it is adopted by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. CHOICE OF LAW.

     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                 ELOQUENT, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001


     The undersigned hereby appoints R. John Curson and Clifford A. Reid, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Eloquent, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Eloquent, Inc. to be held at 2000 Alameda de las Pulgas, Suite 100 San Mateo, CA 94403 on Wednesday, May 23, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect Sarah M. Nolan to hold office until the 2004 Annual Meeting of Stockholders.

/ / FOR Sarah M. Nolan                      / / WITHHOLD AUTHORITY to vote for
                                                Sarah M. Nolan.

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4.

PROPOSAL 2: To approve the issuance of shares of Eloquent, Inc. common stock in the acquisition contemplated by the Agreement and Plan of Merger and Reorganization, dated October 31, 2000, by and among Eloquent, Inc., Rebop Media, Inc., Rebop Acquisition Corp. and certain shareholders of Rebop.

        / / FOR                / / AGAINST                    / / ABSTAIN


                 (Continued and to be signed on the other side)

                         (Continued from the other side)


PROPOSAL 3: To approve an amendment to the Company's 1999 Equity Incentive
            Plan to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, to increase the sizes of the automatic initial stock option grant and automatic annual stock option grant under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares of Common Stock to 50,000 shares and 10,000 shares of Common Stock, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan, and to grant all current non-employee directors of the Company an option to purchase 50,000 shares of Common Stock.

        / / FOR                / / AGAINST                    / / ABSTAIN

PROPOSAL 4: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        / / FOR                / / AGAINST                    / / ABSTAIN


Dated
      --------------                                 ---------------------------

                                                     ---------------------------
                                                            SIGNATURE(S)
                                                     Please sign exactly as your
                                                     name appears hereon. If the
                                                     stock is registered in the
                                                     names of two or more
                                                     persons, each should sign.
                                                     Executors, administrators,
                                                     trustees, guardians and
                                                     attorneys-in-fact should
                                                     add their titles. If signer
                                                     is a corporation, please
                                                     give full corporate name
                                                     and have a duly authorized
                                                     officer sign, stating
                                                     title. If signer is a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.